Exhibit 10.5

LEASE

BETWEEN

CENTURY NATIONAL PROPERTIES, INC.,

AS LANDLORD,

AND

FIRST BANK OF BEVERLY HILLS, F.S.B.,

AS TENANT

Calabasas Business Park II

Calabasas, California

i

32.	Light and Air	25

33.	Signs and Directory	25

34.	Parking	25

35.	Brokers	27

36.	Relocation Right	27

37.	Authority	27

38.	Miscellaneous	27

Exhibit “A”	Outline of Premises

Exhibit “B”	Tenant’s Exterior Building Signage

Exhibit “B-l”	Location of Tenant’s Signs

Exhibit “C”	Work Agreement

Exhibit “D”	Form of Estoppel Certificate

Exhibit “E”	Rules and Regulations

ii

LEASE

THIS LEASE (“Lease”) is made as of June 28, 2004 by and between Century National Properties, Inc., a California corporation (“Landlord”), and First Bank of Beverly Hills, F.S.B., a federal chartered savings institution (“Tenant”), upon the following terms and conditions:

1. Premises; Common Areas.

1.1 Landlord hereby leases to Tenant and Tenant hereby leases from Landlord, upon the terms and conditions set forth in this Lease, those certain premises (the “Premises”) described in Section 1.1.1 of the Basic Lease Information (as defined below) and outlined in Exhibit “A” attached hereto and hereby made a part hereof. For purposes of this Lease, the rentable and usable areas of the Premises have been or shall be determined by Landlord’s space planner or architect by reference to the “Standard Method for Measuring Floor Area in Office Buildings,” adopted by the Building Owners and Managers Association International and approved by the American National Standards Institute, Inc., as reprinted May, 1981, except that, for the purposes of this Lease, in no event shall the rentable area of the Premises exceed one hundred twelve and one-half percent (112.5%) of the usable area of the Premises nor shall the rentable area of the Building exceed one hundred twelve and one-half percent (112.5%) of the usable area of the Building. The Premises are situated in that certain office building (the “Building”) located at 23901 Calabasas Road, Calabasas, California 91302. The land upon which the Building is located (the “Property”), together with the Building and related facilities and appurtenances, shall hereinafter be collectively referred to as the “Project.” The terms and conditions of this Lease shall include, without limitation, the following basic Lease information (the “Basic Lease Information”):

1.1.1	Premises (Section 1.1): Suite(s) 1020 (approximately 3,251 rentable and 2,890 usable square feet), 1050 (approximately 12,480 rentable and 11,243 usable square feet) and 1056 (approximately 755 rentable and 671 usable square feet) on the first floor, totaling approximately 16,486 rentable and 14,804 usable square feet. Square footage figures shall not be subject to revision (resulting in a corresponding revision of the rental and other provisions hereof based on such figures), except to reflect any actual change in the size of the Premises or the rentable area of the Building.

1.1.2	Lease term (Section 2): Ten (10) years, scheduled to commence on September 1, 2004, and expiring on August 31, 2014 (“Expiration Date”).

Notwithstanding the Expiration Date set forth hereinabove, Tenant shall have the personal non-assignable option right (“Lease Termination Option”) to terminate the Lease to be effective on February 29, 2012 (“Lease Termination Date”) by giving Landlord prior written notice (“Lease Termination Notice”) received by Landlord on or before September 1, 2011 (“Lease Termination Notice Expiration Date”), such Lease Termination Option being conditioned upon the following:

a) that Tenant shall be in good standing and not in monetary or material non-monetary breach or default of the Lease beyond applicable notice and cure periods at the time the Lease Termination Notice is given or at the Lease Termination Date;

b) that Tenant shall pay Landlord a termination fee (“Lease Termination Fee”) equal to the remaining unamortized portion of Landlord’s Construction Costs and remaining unamortized portion of Leasing Commissions paid (as defined in the Work Agreement attached to this Lease as Exhibit “C” and made a part hereof) pertaining to the Premises, as calculated hereinbelow, all due and payable within thirty (30) days of the date of the Lease Termination Notice; and

c) that, inasmuch as such Lease Termination Option is personal to the original Tenant hereunder, Tenant has not subleased the Premises (or any portion thereof) or assigned or transferred any interest in the Lease or in the Premises, or entered into any agreement to do the same, at any time prior to such attempted exercise or thereafter until such Lease Termination Date.

The Lease Termination Fee shall be an amount computed by taking the remaining unamortized portion (that is, the portion not amortized over the period of the Lease term from the Commencement Date through the Lease Termination Date), as of the Lease Termination Date, of Landlord’s Construction Costs and Leasing Commissions based on equal monthly installments in an amount sufficient to amortize such amounts, together with interest at eight percent (8%) per annum, over one hundred twenty (120) months. Once Landlord has determined the amount of Landlord’s Construction Costs incurred pursuant to the Work Agreement, a written summary will be provided to Tenant for its Lease file. By way of example, if the total sum of Landlord’s Construction Costs and Leasing Commissions is $425,000.00 and the Lease is terminated at the expiration of the ninetieth (90th) month of the term, then the amount payable by Tenant based on a one hundred twenty (120) month amortization at eight percent (8%) interest (K=0.01214) shall be:

$425,000.00 x 0.01214 x 30 mos. = $154,785.00

1.1.3	Base Rent (Section 3.1):

Months	Monthly Installment	Annual Base Rent	Approx. Base Rent Per Square Foot of Rentable Area
1-30	$33,796.30	$405,555.60	$2.05
31-60	$35,444.90	$425,338.80	$2.15
61-90	$37,093.50	$445,122.00	$2.25
91-120	$38,742.10	$464,905.20	$2.35

1.1.4	Base Direct Costs (Section 4.1) Those Direct Costs determined in accordance with Section 4 applicable to the calendar year 2005.

1.1.5	Tenant’s percentage share (Section 4.1): Rentable area of Premises divided by rentable area of Building.

1.1.6	Security deposit (Section 5): None.

1.1.7	Permitted use (Section 6.1): General business offices, including the operation of a private banking/investment bank branch in Suite 1056 and an automatic teller machine (the “ATM”) and, incidental to the foregoing, an employee fitness/exercise room.

1.1.8	Address of Tenant for	FIRST BANK OF BEVERLY HILLS, F.S.B.
	notices prior to	23901 Calabasas Road, Suite 1050
	Commencement Date	Calabasas, California 91302-1542
	(Section 27):	Attention: Mr. Joe Kiley
Telephone No.: (818) 223-5418

1.1.9	Address of Tenant for	FIRST BANK OF BEVERLY HILLS, F.S.B.
	notices from and including	23901 Calabasas Road, Suite 1050
	Commencement Date	Calabasas, California 91302-1542
	(Section 27):	Attention: Mr. Joe Kiley
Telephone No.: (818) 223-5418

1.1.10	Parking rights (Section 34): 45 parking spaces (based on 3 parking spaces per 1,000 usable square feet).

1.1.11	Landlord’s Broker (Section 35): None

1.1.12	Tenant’s Broker (Section 35): Trammell Crow Company

1.1.13	Landlord’s Contribution (Exhibit “C”): The lesser of (i) Tenant’s actual costs in performing its work under Exhibit “C” and (ii) $285,000.00. Tenant agrees that any tax incentive or benefit which may arise out of or result from Landlord’s Contribution shall be the sole property of Landlord.

1.1.14	Landlord’s construction representative (Exhibit “C”): J. Brian Gibbons

1.1.15	Tenant’s construction representative (Exhibit “C”): Joe Kiley

1.1.16	Additional provisions: Addendum to Lease

Each reference in this Lease to any of the Basic Lease Information shall be construed to incorporate, in addition to the Basic Lease Information, the terms and conditions set forth in the particular Lease section in which such reference is made.

1.2 The term “common areas” as used in this Lease shall mean all areas and facilities outside the Premises and in the Project which are provided and designated from time to time by Landlord for the general non-exclusive use of Landlord, Tenant and other tenants of the Project and their respective employees and invitees. Common areas include, without limitation, the lobby area, walkways, parking facilities, landscaped areas, sidewalks, service quarters, hallways, restrooms (if not part of the Premises), stairways, elevators (except elevators which may be reserved for the exclusive use of one or more tenants), walls, fire stairs, telephone and electric closets, aisles, plazas, service areas, lobbies and all other common and service areas of the Property and Building or any other area of the Project intended for such use. Floors wholly occupied by Tenant shall not have any facilities which would be used in common with other tenants, except for fire stairs, shafts and similar installations. Landlord hereby grants to Tenant, for the benefit of Tenant and its employees and invitees, during the term of this Lease, the non-exclusive right to use, in common with others entitled to such use, the common areas as they exist from time to time, subject to any rights, powers and privileges reserved by Landlord under the terms hereof or under the terms of any rules and regulations or restrictions governing the use of the Project. Without Tenant’s consent and without liability to Tenant, Landlord shall have the right to do the following:

1.2.1 Establish and enforce reasonable rules and regulations concerning the maintenance, management, use and operation of the common areas;

1.2.2 Temporarily close any of the common areas for maintenance, alteration or improvement purposes, so long as Landlord ensures that there is reasonable access to the Premises for use by Tenant and its visitors;

1.2.3 Select, appoint and/or contract with any person for the purpose of operating and maintaining the common areas; and

1.2.4 Change the size, use, shape or nature of any of the common areas.

Landlord shall provide reasonable advance notice (except with respect to Section 1.2.3 above, or for emergency situations) and shall use reasonable efforts to minimize any interference with Tenant’s use of, parking for,” visibility of, and access to the Premises resulting from Landlord’s exercise of such rights. If Landlord’s exercise of its rights under this Section 1.2, Section 8.1, Article. 18 or Section 38.20 materially interferes with Tenant’s” use of the Premises, and such material interference continues for more than three (3) business days following Landlord’s receipt of written notice from Tenant setting forth the actions of Landlord which are creating such material interference, Base Rent shall abate to the extent of such material interference from the fourth (4th) business day after Landlord’s receipt of such notice until such material interference ceases.

2. Term. The term of this Lease shall commence on September 1, 2004 (the “Commencement Date”) and shall continue for the number of years and full months specified in Section 1.1.2, unless sooner terminated pursuant to any provision hereof. If permission is given to Tenant, in Landlord’s sole discretion, to enter or occupy Suite 1056 prior to the Commencement Date, such early entrance or occupancy shall be subject to all the terms of such permission and all the provisions of this Lease which could be reasonably and logically construed as applying thereto, and Tenant shall not in any way interfere with or delay any work from being substantially completed or otherwise cause additional cost or expense to Landlord. Tenant is currently in possession of Suites 1020 and 1050 pursuant to leases dated September 21, 2000 (the “1020 Lease”) and October 31, 1999 (the “1050 Lease”), both of which will expire August 31, 2004, and Tenant accepts Suites 1020 and 1050 in their existing condition, and

Tenant accepts Suite 1056 in its “AS IS, WHERE IS, WITH ALL FAULTS” condition. Until the Commencement Date, Tenant’s occupancy of Suites 1020 and 1050 shall continue to be subject to such leases, and if Tenant’s work in Suite 1056 is completed and Tenant occupies Suite 1056 prior to the Commencement Date, Suite 1056 will be subject to the provisions of the 1050 Lease, and rent under the 1050 Lease will be increased as of such completion and occupancy by an amount equal to $1,547.75; provided, that as of the Commencement Date, the 1020 Lease and the 1050 Lease shall cease to be of any further force or effect. Notwithstanding the foregoing, and so long as Tenant is not then in default under this Lease, within fourteen (14) days after the date this Lease is fully executed and delivered by Landlord and Tenant, Landlord shall (i) return to Tenant the security deposits Landlord is holding under the 1020 Lease and the 1050 Lease, being $6,644.55 and $24,960.00, respectively, and (ii) refund or return to Tenant the early termination fee of $23,568.23 which Tenant had delivered to Landlord under the 1020 Lease.

3. Base Rent; Adjustment; General Rent Provisions.

3.1 Tenant shall pay to Landlord as base rent (“Base Rent”) for the Premises, without prior notice or demand, throughout the term of this Lease, the amount so specified in Section 1.1.3 of the Basic Lease Information (subject to any increase provided for herein), in advance, in equal monthly installments, on or before the first day of each and every calendar month during the term hereof, except that Base Rent for the first full month for which Base Rent shall be payable hereunder shall be paid upon Tenant’s execution and delivery hereof.

3.2 The Base Rent specified in Section 1.1.3 of the Basic Lease Information shall be increased as of the dates specified in said Section 1.1.3.

3.3 Base Rent and any other rent (except for parking rental) due under this Lease for any period during the term hereof which is for less than one (1) month shall be a pro rata portion of the monthly amount due, based upon a thirty (30) day month. If the Commencement Date is not the first day of a calendar month, Base Rent for the partial month between the Commencement Date and the first full calendar month during the Lease term shall be payable on the Commencement Date. Rent and all other amounts due to Landlord shall be paid to Landlord, without deduction, offset or abatement, except as may otherwise be specifically set forth in this Lease, at Landlord’s address as specified in Section 27 below or to such other firm or at such other place as Landlord may from time to time designate in writing. Landlord shall have the right to accept all rent and other payments, whether full or partial, and to negotiate checks in payment thereof without any waiver of rights, irrespective of any conditions to the contrary sought to be imposed by Tenant. Rent hereunder shall be deemed paid to Landlord when received by Landlord, or its designee, at Landlord’s address, or at such other address as Landlord shall have designated.

4. Additional Rent.

4.1 If, in any calendar year during the term of this Lease, commencing with the calendar year 2006, the Direct Costs (as defined in Section 4.8 below) shall exceed the base direct costs specified in Section 1.1.4 of the Basic Lease. Information (the “Base Direct Costs”), Tenant shall pay as additional rent (“Additional Rent”), on or before the first day of each and every calendar month during the term hereof, an amount equal to Tenant’s percentage share, as specified in Section 1.1.5 of the Basic Lease Information, of such excess.

4.2 Prior to the end of each calendar year, Landlord shall furnish to Tenant a written statement or statements showing in reasonable detail Landlord’s estimated Direct Costs for the immediately succeeding calendar year (and, if the amount of Base Direct Costs are not yet known or have not yet been determined, Landlord’s estimate of such Base Direct Costs), the amount, if any, of the excess of such estimated Direct Costs over the Base Direct Costs, and the amount of any Additional Rent payable by Tenant, appropriately prorated on a monthly basis. Thereafter, the monthly Additional Rent payment becoming due hereunder shall be in the amount set forth in such estimated Additional Rent statement from Landlord. Neither Landlord’s failure to deliver, nor the late delivery of, such statement or statements shall constitute a default by Landlord hereunder or a waiver of Landlord’s right to any estimated or actual Additional Rent.

4.3 Within one hundred twenty (120) days following the close of each calendar year, Landlord shall furnish to Tenant a written statement of reconciliation (the “Reconciliation”) showing in reasonable detail Landlord’s actual Direct Costs for the relevant calendar year, together with a statement of any adjustments necessary to reconcile any sums paid hereunder as estimated Additional Rent during such calendar year with those sums actually due and payable hereunder for such calendar year as set forth in the Reconciliation. If the Reconciliation shows that additional sums are due from Tenant hereunder, Tenant shall pay such sums to Landlord within ten (10) days after receipt of the Reconciliation. If the Reconciliation shows that an overpayment has been made by Tenant, such overpayment shall be refunded to Tenant within thirty (30) days after Tenant’s receipt of the Reconciliation. In the event this Lease has expired or been terminated prior to the end of a calendar year, the parties’ obligation to reconcile shall survive such expiration or termination. Landlord’s failure to deliver the Reconciliation to Tenant as provided herein shall not constitute a default by Landlord hereunder nor operate as a waiver of Landlord’s right to collect all Additional Rent and other sums due hereunder. Where only a portion of a calendar year falls within the term hereof, Landlord shall calculate estimated (or actual, as the case may be) Additional Rent based upon a reasonable proration of estimated (or actual) Direct Costs for such calendar year and a reasonable proration of Base Direct Costs.

4.4 Landlord may divide the statements referred to above into separate statements for Tax Costs (as defined in Section 4.6 below) and Operating Costs (as defined in Section 4.7 below). Additionally, Landlord may estimate and measure Tax Costs or Operating Costs, or both, on a fiscal year instead of a calendar year basis, and in such event any and all references in this Section 4 to calendar year shall be deemed to refer to such fiscal year.

4.5 Any reference to Landlord’s “actual” Direct Costs in this Section 4 shall be deemed to include an allowance for any adjustment to reflect the level of occupancy of the Building to the extent provided for below.

4.6 “Tax Costs” shall mean the sum of the following: any and all real property taxes, assessments (including, but not limited to, general and special assessments), charges, surcharges, license and other fees, levies, costs of improvement bonds, penalties, interest and any and all other taxes (other than income, franchise, estate and gift taxes of Landlord) on or relating to all or a portion of the Project (as it may exist from time to time) which may be imposed, levied, assessed or charged for any reason by any authority having the direct or indirect power to tax including, but not limited to, the United States or the state, county or city in which the Building is located, or any other local governmental authority, agency, district or political subdivision thereof, together with personal property taxes, assessments, fees and charges (other than those paid by Tenant pursuant to Section 28 below and other than those attributable exclusively to the cost of Tenant’s leasehold improvements and alterations in excess of the Leasehold Improvement Allowance, which shall be Tenant’s sole responsibility), and fees of tax consultants and attorneys retained to seek a reduction, to contest or to act in some other manner in connection with any of the foregoing Tax Costs, together with any tax, assessment or other amount (including, without limitation, commercial rental taxes) imposed, levied or charged as a substitute for or a supplement to the foregoing. If, for any calendar year subsequent to any base year used herein, the assessed valuation or Tax Costs of the Building shall not be based upon a completed building at least ninety-five percent (95%) occupied, the Tax Costs for said calendar year shall be adjusted to reflect the amounts which would have been payable if the Building had been completed and had been ninety-five percent (95%) occupied; provided, however, in no event shall the Tax Costs, as adjusted for any calendar year, exceed the actual Tax Costs of the Building for a fully assessed completed Building. Tax Costs for each tax year shall be appropriately prorated to determine the Tax Costs for the subject calendar year. Notwithstanding the foregoing, Tax Costs shall not include penalties or interest assessed as a result of Landlord’s failure to pay any Tax Costs when due unless such failure is caused by a breach of and default under this Lease by Tenant in which event all such penalties and interest shall be paid by Tenant. In the event the Building or the Project is sold, transferred or exchanged during the term of this Lease, any increase in taxes arising from the first such sale, transfer or exchange during the term shall be excluded from Tax Costs, but any increase in taxes arising from the second and any subsequent sales, transfers or exchanges shall be included in Tax Costs.

4.7 “Operating Costs” shall mean the sum of the following: any and all costs, expenses and disbursements paid or incurred by Landlord in connection with the management, operation, security, maintenance and repair of the Project (as it may exist from time to time) including, but not limited to, salaries, wages, benefits and related costs for employees; management fees, either as charged to Landlord by outside management companies or an amount not exceeding the amount typically charged by outside management companies if Landlord manages the Project itself, together with the rental value of space occupied as the Project management office; charges for utilities and services (including any taxes thereon); the cost of insurance, including any deductible amount under any insurance policy; the cost of building and cleaning supplies and materials; a reasonable allowance for depreciation (or amortization) with respect to machinery and equipment and other capital expenditures and improvements, but the only depreciation (or amortization) includable in Operating Costs shall be a reasonable allowance for depreciation (or amortization) on (a) items intended to result in cost savings, (b) common area interior floor and wall coverings and resurfacing and common area window treatments, and (c) changes, alterations, additions, improvements and removals to or from the Project required by law (other than those attributable to Tenant’s specific acts, use or occupancy, which shall be Tenant’s sole responsibility); and financing costs (which, with respect to any internal financing, shall be imputed at an annual rate reasonably determined by Landlord), but the only such financing costs includable in Operating Costs shall be with respect to capital expenditures and improvements included in clauses (a), (b) and (c) above. If, during any calendar year subsequent to any base year used herein, the Building is less than ninety-five percent (95%) occupied, the Operating Costs, which may vary due to the level of occupancy, shall be adjusted to reflect the amounts which would have been payable if the Building had been ninety-five percent (95%) occupied.

Operating Costs shall exclude:

(a) Costs for utilities, services and other benefits directly charged to and reimbursable by Tenant or other tenants or occupants.

(b) Salaries, wages, benefits and related costs for employees above the managerial level.

(c) Costs for utilities, services and other benefits provided selectively to other tenants or occupants for their benefit and not offered to Tenant.

(d) Capital expenditures (or depreciation or amortization thereof), except for depreciation or amortization specified in Section 4.7.

(e) Costs reimbursed by insurers or governmental authorities.

(f) Ground lease rental (except for the Southern California Edison Company utility easement rental for the portion of the parking facilities serving the Project), or any bad debt loss, rent loss, or reserves for bad debts or rent loss.

(g) Leasing commissions, leasehold improvement and refurbishment costs, space preparation costs, attorneys’ fees and other costs and expenses incurred in connection with negotiations or disputes with present or prospective tenants or other occupants.

(h) Interest, principal, points and fees on any debt instrument encumbering all or any portion of the Project, except for financing costs specified in Section 4.7.

(i) Landlord’s general and administrative overhead expenses, except to the extent included in management fees, or legal or other costs associated with or resulting from legal proceedings or disputes between Landlord and its employees and agents.

(j) Advertising costs.

(k) Costs, fines or penalties: (i) incurred due to violations by Landlord of any governmental rule or authority, or the cost of correcting any violations which existed prior to the Commencement Date; or, (ii) incurred due to Landlord’s failure to pay any Direct Costs when due, unless such failure results from Tenant’s failure to pay rent when due.

(l) Landlord’s charitable or political contributions.

(m) Costs incurred in connection with correcting defects in the initial design or construction of the Building.

(n) Except for making repairs, providing janitorial or similar services, or keeping permanent systems in operation while repairs are being made, rental and related expenses incurred in leasing air conditioning systems, elevators or other equipment which, if purchased, would be capital expenditures for which depreciation or amortization would not be includable in Operating Costs specified in Lease Section 4.7.

(o) Costs of management and operation of the parking facilities to the extent that the costs of managing and operating the parking facilities exceed the rental or revenues received therefrom.

(p) Costs in connection with space leased for retail uses only.

(q) Costs or credits recalculated and actually incurred more than three (3) years prior to the year in which Landlord proposes that such costs or credits be included.

(r) Costs to correct any defect in the base Building or building systems, which defect existed as of the Commencement Date.

(s) Costs to comply with laws and/or testing and/or remediation regarding hazardous materials in effect and applicable to the Building as of the date possession of the Premises was delivered to Tenant.

(t) Costs for items or services provided after the Commencement Date which were not provided prior to the Commencement Date, unless Base Direct Costs are adjusted to reflect such item or service (provided, that this subparagraph (t) shall not apply to repair and maintenance items or services that are included within the definition of Operating Costs but which may be performed on other than an annual basis).

If Landlord elects to hire an affiliated entity which is controlled by Landlord to perform any services or provide materials for the operation and maintenance of the Project, then the fees charged by the affiliated entity shall be competitive with those otherwise charged by unaffiliated third parties. It is understood that Operating Costs shall be reduced by all discounts received by Landlord, or Landlord’s managing agent, in the purchase of goods, utilities, or services obligated to be provided by Landlord to the Project. Landlord shall use its commercially reasonable efforts to effect an equitable proration of costs for services rendered and allocated to the Project and to any other property owned by Landlord.

4.8 “Direct Costs” shall mean both Tax Costs and Operating Costs, whether determined separately or jointly.

4.9 Tenant may, within ninety (90) days after receiving the Reconciliation, give Landlord written notice (“Review Notice”) that Tenant intends to review Landlord’s records of the Operating Costs and Tax Costs for that calendar year. Within a reasonable time after receipt of the Review Notice, Landlord shall make all pertinent records available for inspection that are reasonably necessary for Tenant to conduct its review. If any records are maintained at a location other than the office of the Building, Tenant may either inspect the records at such other location or pay for the cost of copying the records and having them shipped to Tenant. If Tenant retains an agent to review Landlord’s records, such agent shall not be compensated by Tenant on a contingency fee basis. Tenant shall be solely responsible for all costs, expenses and fees incurred for the audit. Within sixty (60) days after the records are made available to Tenant, Tenant shall have the right to give Landlord written notice (an “Objection Notice”) stating in reasonable detail any objection to the Reconciliation for that year. If Tenant fails to give Landlord an Objection Notice within the sixty (60) period or fails to provide Landlord with a Review Notice within the ninety (90) day period described above, Tenant shall be deemed to have approved such Reconciliation and shall be barred from raising any claims regarding the Operating Costs and Tax Costs for that year. If Tenant provides Landlord with a timely Objection Notice, Landlord and Tenant shall work together in good faith to resolve any issues raised in Tenant’s Objection Notice. If Landlord and Tenant determine that Operating Costs and Tax Costs for the calendar year are less than reported, Landlord shall provide Tenant with a credit against the next installment of Base Rent in the amount of the overpayment by Tenant. Likewise, if Landlord and Tenant determine that Operating Costs and Tax Costs for the calendar year are greater than reported, Tenant shall pay Landlord the amount of any underpayment within thirty (30) days. The records obtained by Tenant and the results of the audit shall be treated as confidential. In no event shall Tenant be permitted to examine Landlord’s records or to dispute any statement of Operating Costs and Tax Costs unless Tenant has paid and continues to pay all Base Rent when due. If it is determined that Direct Costs were overstated by more than four percent (4%), Landlord shall reimburse Tenant for the reasonable costs of such audit, not to exceed $2,500.00.

5. Security Deposit. Intentionally omitted.

6. Restrictions on Use; Compliance with Laws.

6.1 Tenant shall use and occupy the Premises only as specified in Section 1.1.7 of the Basic Lease Information. Any change in such use is absolutely prohibited. Except as may otherwise be so specified in said Section 1.1.7, Tenant shall not use the Premises for retail sales, telemarketing, medical, dental or psychiatric offices, trade school, laboratory, real estate sales or financial depository uses, or any other use which requires business hours which differ, in any material respect, from the business hours of the Building as provided in Section 13.1 below or which is incompatible with any use of the Building by any other tenant or with any exclusive use provision contained in any other lease of any portion of the Building in effect as of the Commencement Date. Tenant shall not do or permit anything to be done in or about the Project which will in any way obstruct or interfere with the rights of other tenants or occupants of the Project or injure or annoy them, nor use the Premises or the common areas or allow same to be “used for any improper, immoral, unlawful or objectionable purpose, nor shall Tenant cause or maintain or permit any nuisance in or about the Project. Tenant shall not cause or permit any hazardous or toxic waste, substance or material to be brought to the Project or used, handled, stored or disposed of in or about the Project; Tenant shall, at its sole cost and expense, comply with any required removal of same. Tenant shall not conduct business or other activity in or about the Premises if of such a nature as to place an unreasonable or excessive burden upon the common areas. Tenant shall not commit or suffer the commission of any waste in or about the Project. Notwithstanding the foregoing, or anything else in this Lease to the contrary, the use by Tenant of a portion of the Premises as a fitness/exercise room shall not disturb any other tenant or occupant of the Building or the Project, shall not exceed one thousand (1,000) square feet of rentable area, and shall be strictly limited to employees of Tenant during the business hours of the Building as set forth in Section 13.1; to the extent the use of such fitness/exercise room causes any damage to the Premises or the Building (including other tenants’ or occupants’ premises) due to excessive moisture and/or mold, Tenant shall be solely responsible therefore (Tenant agrees that it will not have a sauna or Jacuzzi in the fitness/exercise room). Further, Tenant shall not be permitted to change the use of the bank branch portion of the Premises from “ private banking/investment to retail or commercial banking without Landlord’s prior written consent in Landlord’s sole and absolute discretion. The bank branch hours shall not exceed the building hours set forth in Section 13.1.

Tenant has the right to install, operate and maintain one (1) walk-up ATM within the exterior walls of the Premises at locations reasonably acceptable to Landlord. Tenant shall be entitled, at Tenant’s sole cost and expense, to install signage on the ATM, which signage shall be subject to all applicable governmental laws, rules, regulations, codes and other approvals, and shall be further subject to Landlord’s reasonable approval. Tenant acknowledges that Landlord reserves the right to allow other tenants or occupants to install ATMs within the Project (excluding the Premises). Tenant has the right to and will provide lighting during hours of darkness for operating ATM (including any ATM Parking), access area, and the exterior of any enclosed ATM in accordance with the requirements of California Financial Code Section 13000 et seq., or any successor statute. Tenant will also comply with all other applicable laws, ordinances, rules and regulations now or hereafter in effect regarding ATM lighting standards. If at any time Tenant should wish to provide additional lighting in order to meet applicable legal requirements, Tenant may do so at Tenant’s cost, subject to Landlord’s prior reasonable approval as to the location and design of such additional lighting. Tenant waives all claims it may have against Landlord on account of any liability, loss, damage or injury arising from third-party criminal acts in connection with the operation of the bank branch or the ATM. Notwithstanding the foregoing, Landlord shall not, so long as Tenant is occupying at least ten thousand (10,000) square feet of Floor Area in the Premises and is operating the bank branch, grant any other tenant in-the Project the right to operate an ATM in the Project (except that an ATM which is only for the use of another tenant’s employees shall not be prohibited by this sentence).

6.2 Tenant shall not use the Premises or the common areas or permit anything to be done in or about the Project which shall in any way conflict with any law, statute, ordinance or governmental rule or regulation now in force or which may hereafter be enacted or promulgated. Tenant shall not do or permit anything to be done on or about the Premises or bring or keep anything therein which will in any way increase the cost of any insurance upon the Building or any of its contents or cause a cancellation of said insurance or otherwise affect said insurance in any manner, and Tenant shall at its sole cost and expense promptly comply with all laws, statutes, ordinances and governmental rules, regulations and requirements now in force or which may hereafter be in force and with the requirements of any board of fire underwriters or other similar body now or hereafter constituted relating to or affecting the condition, use or occupancy of the Premises or the common areas which are required based on Tenant’s specific use of the Premises. Without limiting the generality of the foregoing, Tenant shall participate in and comply with any and all governmental transportation system management and transportation demand management programs and other transportation and traffic measures applying to the Project from time to time.

7. Improvements and Alterations.

7.1 Initial improvements to the Premises (including, without limitation, the ATM) shall be governed by the provisions of Exhibit “C” attached hereto and hereby made a part hereof (the “Work Agreement”) and the other provisions of this Lease not in conflict therewith.

7.2 After completion of the initial improvements to the Premises referred to in Section 7.1 above, Tenant shall not, without the prior written consent of Landlord, not to be unreasonably withheld, make or permit to be made any alterations, additions or improvements in, on or to the Premises or the Project or any part thereof, except for interior, nonstructural alterations to the Premises not exceeding Ten Thousand Dollars ($10,000) in cumulative costs per job (inclusive of all costs for work being performed by various contractors at or about the same time). Notwithstanding any contrary provision herein, Tenant shall not, in any event, make any alterations, additions or improvements which affect structural portions, mechanical, electrical, plumbing or fire sprinkler systems of the Building or which are visible from the exterior of the Premises or which interfere with or disrupt other tenants in the Building or with any work then being carried out therein by Landlord or its contractors. Any alterations, additions or improvements desired by Tenant shall be made at Tenant’s sole cost and expense in compliance with Section 9 below and in accordance with plans and specifications, and pursuant to governmental permits, reasonably approved in advance by Landlord. Any contractor selected by Tenant to make same must be bondable and licensed and be reasonably approved in advance by Landlord and must provide insurance coverage acceptable to Landlord. Such work shall be performed by union labor if required by applicable laws. At Landlord’s option, any alterations, additions or improvements desired by Tenant which Landlord has consented to shall be made by Landlord (or its contractors) for Tenant’s account, and Tenant shall pay the cost thereof to Landlord prior to Landlord’s contracting for such work; provided, however, that the bid obtained by Landlord shall not exceed the lowest bona fide bid, from a contractor reasonably satisfactory to Landlord, theretofore obtained by Tenant and communicated to Landlord. Upon completion of any alterations, additions or improvements, Tenant shall furnish to Landlord a set of “as built” plans and specifications therefor, and, within ten (10) days after such completion, Tenant shall cause an appropriate notice of completion to be duly recorded. Tenant shall cause all such alterations, additions and improvements to be completed in a good, workmanlike, diligent, prompt and expeditious manner in compliance with all applicable laws. Landlord’s approval of Tenant’s plans and specifications shall not constitute a representation or warranty of Landlord as to the adequacy thereof or compliance thereof with applicable laws. Tenant shall pay to Landlord, in addition to reasonable out-of-pocket costs incurred by Landlord, a fee equal to the greater of $250 or ten percent (10%) of the total cost of the subject work for reviewing Tenant’s plans and specifications and Landlord’s coordination, scheduling and review of the subject work, regardless of whether Landlord or Tenant contracts for such work, and supervision and coordination by Landlord of Tenant’s contractors, not to exceed $2,500 per week while work being performed is supervised by Landlord; provided, that such supervision fee shall be waived if Tenant uses Landlord’s then designated general contractor(s). Tenant shall not be obligated to use union labor (other than Air-Tec, Landlord’s HVAC contractor) for alterations costing less than $1,000,000.00.

8. Repairs and Maintenance.

8.1 By taking possession of the Premises, Tenant shall accept the Premises as being in the condition in which Landlord is obligated to deliver them and otherwise in good order, condition and repair (except for latent defects in Suite 1056). Subject to the provisions of Section 22 below, Tenant shall, at all times during the term hereof and at Tenant’s sole cost and expense, keep the Premises and every part thereof (including, without limitation, the ATM) in good order, condition and repair. Tenant hereby waives any and all rights under and benefits of subsection 1 of Section 1932, and Sections 1941 and 1942, of the Civil Code of California and any similar law, statute or ordinance now or hereafter in effect. It is hereby understood and agreed that Landlord has no obligation to alter, remodel, improve, repair, decorate or paint the Premises or any part thereof, except as specified in Section 22 below or in the Work Agreement, and that no representations relating to the condition of the Premises, the Building or the Project have been made by Landlord (or any employee or agent thereof) to Tenant, except as may be specifically set forth in this Lease. Landlord shall commence any repair or maintenance in connection with those portions of the Premises or Building which Landlord is obligated to repair or maintain within fifteen (15) days after receipt of notice from Tenant regarding a specific repair or maintenance task.

8.2 Subject to the provisions of Section 8.1 above and Section 22 below, Landlord shall maintain the common areas, the foundation and structural portions of the Building, and the mechanical, electrical, plumbing and fire sprinkler systems providing the services and utilities to be furnished by Landlord pursuant to Section 13.1 below, in good order and condition.

9. Liens. Tenant shall keep the Project free from any liens arising from any labor performed or materials furnished in connection with any work done or caused to be done by Tenant or arising from any obligations incurred by Tenant. In the event that Tenant shall not, within fifteen (15) days following the imposition of any such lien, cause the same to be released of record by payment or posting of a proper bond, Landlord shall have, in addition to all other remedies provided herein and at law or in equity, the right to cause same to be released by such means as it shall deem proper including, but not limited to, payment (from the security deposit referred to in Section 5 above or otherwise) of the claim giving rise to such lien. All such sums paid by Landlord and all expenses incurred by it in connection therewith shall be considered additional rent and shall be payable to it by Tenant on demand with interest at the Interest Rate (as defined in Section 29 below). Landlord may require, at Landlord’s sole option, that Tenant cause to be provided to Landlord, at Tenant’s sole cost and expense, a performance and labor and materials payment bond acceptable to Landlord with respect to any improvements, additions or alterations to the Premises. Landlord shall have the right at all times to post and keep posted on the Premises any notices permitted or required by law, or which Landlord shall deem proper, for the protection of Landlord, the Project and any other party having an interest therein from mechanics’ and materialmen’s liens, and Tenant shall give to Landlord at least five (5) business days’ prior notice of commencement of any work on the Premises.

10. Assigning and Subleasing.

10.1 Tenant shall not assign, sublease or otherwise transfer, voluntarily, by operation of law or otherwise, any interest herein or in the Premises, nor shall Tenant permit any transferee to further assign, sublease or otherwise transfer any such interest, without Landlord’s prior written consent, which shall not be unreasonably withheld. For purposes of this Section 10, the term “transfer” shall include, without limitation, entering into any license or concession agreement or otherwise permitting any third party other than Tenant and Tenant’s employees, contractors, invitees and guests to occupy or use the Premises or any portion thereof. In determining whether to grant such consent, Landlord may consider various factors including, but not limited to, the following: (a) business criteria relating to the proposed transferee’s background, experience, reputation, general operating ability and ability to perform Lease obligations, and potential for succeeding in its business, (b) financial criteria relating to the proposed transferee’s financial responsibility, credit rating and capitalization, (c) the identity and personal characteristics of the proposed transferee and its invitees and guests, (d) the nature of the proposed use and business of the proposed transferee and its effect on the tenant mix of the Project, and (e) the form of assignment, sublease or other instrument of transfer, as the case may be Without limiting the generality of the foregoing, Landlord hereby reserves the right to condition any such consent upon Landlord’s determination that (i) the proposed transferee is financially responsible, and (ii) the proposed transferee shall use the Premises in compliance with Section 6 above. Notwithstanding any provision in this Lease to the contrary, Tenant shall not enter into any proposed assignment, sublease or other transfer of any interest herein or in the Premises which would result in (a) detraction from the first-class character or image of the Project or diminution in the value thereof, (b) the Premises being occupied by more than three (3) tenants, or (c) a breach by Landlord of any then-existing exclusive right in favor of any other tenant of the Project, any loan obligation or agreement, any covenants, conditions and restrictions of record, or any insurance policy. Hypothecation and encumbering of any of Tenant’s interest herein is prohibited. Tenant shall submit the following information with a written request for Landlord’s consent to any assignment, sublease or other transfer: (i) all transfer and related documents, (ii) financial statements, (iii) business, credit and personal references and history, and (iv) such other information as Landlord may reasonably request relating to the proposed transfer and the parties involved therein. Any transaction which does not comply with the provisions of this Section shall be voidable at the option of Landlord and shall constitute a breach of and default under this Lease by Tenant. If Landlord withholds its consent to a proposed transfer of Tenant’s interest herein or in the Premises and Tenant requests a statement of reasons therefor pursuant to California Civil Code Section 1995.260, ten (10) days shall be deemed a reasonable time for Landlord to state in writing its reasonable objections to the proposed transfer. Tenant hereby waives any right it may have to recover consequential damages and to terminate this Lease pursuant to California Civil Code Section 1995.310.

10.2 If Tenant desires at any time to assign, sublease or otherwise transfer any interest herein or in the Premises, it shall first notify Landlord of its desire to do so and shall designate in such notice the space and time period involved. Notwithstanding any contrary provision in Section 10.1 above, Landlord shall have thirty (30) days in which to elect, at its option, to terminate this Lease; provided, that Landlord may only terminate the Lease and recapture the Premises in connection with an assignment, sublease or transfer of the entire. If Landlord does not, within such thirty (30) day period, deliver to Tenant notice of its election to so recapture the Premises, Tenant may proceed to assign, sublease or otherwise transfer in accordance with the terms designated in Tenant’s notice, subject to the other provisions of this Lease including, but not limited to, Landlord’s reasonable consent thereto pursuant to the foregoing.

10.3 With respect to any assignment, sublease or other transfer of any interest herein or in the Premises, Tenant shall, notwithstanding any contrary provision herein, pay to Landlord, promptly following Tenant’s receipt thereof, fifty percent (50%) of the amount by which all rental and other payments (whether paid in installments, as lump sums, or otherwise) relating to the space in question received by Tenant with respect to any period exceed the Base Rent, Additional Rent and other amounts paid by Tenant to Landlord pursuant to this Lease for the subject period with respect to such space subleased (with the rental and other amounts paid by Tenant for the Premises allocated on the basis of rentable area), and the commercially reasonable costs, brokers’ commissions, legal fees and alterations actually incurred and paid for by Tenant in connection therewith. The provisions of this Section shall apply regardless of whether such assignment, sublease or other transfer is made in compliance with the provisions of this Lease. Any payments made to Landlord pursuant to this Section shall not cure any default under this Lease arising from such assignment, sublease or transfer. Tenant shall not artificially structure any sublease, assignment or other transfer in order to reduce the amount payable to Landlord under this Section, nor shall Tenant take any other steps for the purpose of circumventing its obligation to pay amounts to Landlord under this Section; in the event that Tenant does same, the amount payable to Landlord under this Section shall be the amount that would have been payable to Landlord had same not occurred.

10.4 Tenant shall reimburse Landlord for Landlord’s reasonable costs and expenses (including, but not limited to, reasonable attorneys’, accountants’, architects’, engineers’ and consultants’ fees) incurred in connection with the processing and documentation of any requested assignment, sublease or other transfer, not to exceed Two Thousand Five Hundred Dollars ($2,500.00) for each request.

10.5 No assignment, sublease or other transfer, even with the consent of Landlord, shall result in Tenant’s being released from any of its obligations hereunder. Landlord’s consent to any one transfer shall apply only to the specific transaction thereby authorized and such consent shall not be construed as a waiver of the duty of Tenant or any transferee to obtain Landlord’s consent to any other or subsequent transfer or as modifying or limiting Landlord’s rights hereunder in any way. Upon any assignment hereof, the assignee shall assume in writing all obligations and covenants of Tenant thereafter to be performed or observed hereunder. Landlord’s acceptance of rent directly from any assignee, subtenant or other transferee shall not be construed as Landlord’s consent thereto nor Landlord’s agreement to accept the attornment of any subtenant in the event of any termination of this Lease. In no event shall Landlord’s enforcement of any provision of this Lease against any transferee be deemed a waiver of Landlord’s right to enforce any term of this Lease against Tenant or any other person. If Tenant’s obligations hereunder have been guaranteed, Landlord’s consent to any assignment, sublease or other transfer shall not be effective unless the guarantor also consents to such transaction.

10.6 If Tenant is a corporation, an unincorporated association or a partnership, any change in control thereof shall be deemed an assignment within the meaning and provisions of this Section 10 and shall be subject to the provisions hereof; provided, however, that the foregoing shall not apply to any corporation, fifty percent (50%) or more of the issued and outstanding stock of which is traded through a national or regional exchange or over- the-counter or where such change of control does not adversely affect Tenant’s financial condition. For purposes of this Section 10, “control” shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a company.

10.7 Landlord’s consent requirement under Section 10.1 above, Landlord’s right of recapture under Section 10.2 above, and Landlord’s right to receive amounts under Section 10.3 above shall not apply to any assignment or sublease to any bona fide transferee which controls, is controlled by or is under common control with Tenant, provided that Tenant gives prior written notice of such transaction to Landlord.

11. Waiver; Indemnity.

11.1 Notwithstanding any contrary provision herein, Landlord shall not be liable and Tenant hereby waives all claims against Landlord for any injury or damage to any person or property or any other loss (including, but not limited to, loss of income) in or about the Premises, the Building or the Project by or from any cause whatsoever, and, without limiting the generality of the foregoing, whether caused by water leakage of any character from the roof, walls, basement or any other portion of the Premises, the Building or the Project, or by gas, fire, oil or electricity, or by any interruption of utilities or services, or by any tenant, occupant or other person, or by any other cause whatsoever in, on or about the Premises, the Building or the Project. Tenant, as a material part of the consideration to Landlord, hereby assumes all risk of damage to property of Tenant or injury to persons in or about the Premises, and Tenant hereby waives all claims in respect thereof against Landlord.

11.2 Except to the extent arising from the gross negligence or willful misconduct of Landlord, Tenant shall indemnify Landlord and hold Landlord harmless from and against any and all claims, demands, losses, damages, liabilities, costs and expenses (including, but not limited to, reasonable attorneys’ fees) arising from Tenant’s use or enjoyment of the Project, from the conduct of Tenant’s business, from any act or omission, work or thing done, permitted or suffered by Tenant (or any officer, employee, agent, contractor, representative, licensee, guest, invitee or visitor thereof) in or about the Project, or from any default under this Lease by Tenant (including, but not limited to, any of the foregoing relating to any hazardous or toxic waste, substance or material), except to the extent such is or would have been covered by insurance carried or required to be carried by Landlord pursuant to this Lease. If any action or proceeding is brought against Landlord by reason of any such matter, Tenant shall, upon Landlord’s request, defend same at Tenant’s expense by counsel satisfactory to Landlord. The provisions of this Section shall survive the expiration or termination of this Lease with respect to any claims or liability arising from events occurring prior to such expiration or termination.

Notwithstanding the foregoing, Tenant shall not be deemed to have waived claims against Landlord, its agents and employees for injury or damage, or to have assumed risk of injury or damage, to the extent arising from the negligence or willful misconduct of Landlord and not insured (or required to be insured) against by Tenant.

12. Insurance.

12.1 From and after delivery of possession of the Premises to Tenant and throughout the term hereof, Tenant shall carry and maintain, at its own expense, the following types, amounts and forms of insurance:

12.1.1 Tenant shall carry and maintain a policy of commercial general liability insurance with a combined single limit of Two Million Dollars ($2,000,000) per occurrence in the name of Tenant (with Landlord and, if requested by Landlord, any mortgagee, trust deed holder, ground lessor or secured party with an interest in this Lease, the Building or the Project named as an additional insured). Such policy shall specifically include, without limitation, personal injury, broad form property damage, and contractual liability coverage, the last of which shall cover the insuring provisions of this Lease and the performance by Tenant of the indemnity agreements in Section 11 above. Such policy shall contain cross-liability endorsements and shall provide coverage on an occurrence basis. The amount of such insurance required hereunder shall be subject to adjustment from time to time as reasonably requested by Landlord.

12.1.2 Tenant shall carry and maintain a policy or policies of property insurance in the name of Tenant (with Landlord or, if requested by Landlord, any mortgagee, trust deed holder, ground lessor or secured party with an interest in this Lease, the Building or the Project named as loss payee) covering Tenant’s leasehold improvements and any property of Tenant at the Premises and providing protection against all perils included within the classification of fire, extended coverage, vandalism, malicious mischief, special extended peril (all risk) and sprinkler leakage, in an amount equal to at least one hundred percent (100%) of the replacement cost thereof from time to time (including, without limitation, cost of debris removal), with an agreed amount endorsement. Any proceeds from such insurance shall be used for the repair or replacement of the property damaged or destroyed, unless this Lease is terminated pursuant to the provisions hereof. If the Premises are not repaired or restored following damage or destruction, Landlord shall receive and retain any proceeds from such insurance allocable to Tenant’s leasehold improvements.

12.1.3 Tenant shall carry and maintain a policy or policies of workers’ compensation and employers’ liability insurance in compliance with all applicable laws.

12.1.4 Tenant shall carry and maintain such other policies of insurance (including, without limitation, business interruption insurance) in connection with the Premises as Landlord may from time to time require.

12.1.5 All of the policies required to be obtained by Tenant pursuant to the provisions of this Section 12.1 shall be issued by companies licensed and admitted to do business in California and acceptable to Landlord and shall be in form and content acceptable to Landlord. Without limiting the generality of the foregoing, any deductible amounts under said policies shall be subject to Landlord’s reasonable approval. Tenant shall, prior to delivery of the Premises by Landlord to Tenant, provide Landlord with copies of and certificates for all insurance policies. All insurance policies shall provide that they may not be modified or canceled until after thirty (30) days’ written notice to Landlord (by any means described in Section 27 below) and to any other additional insured thereunder. Tenant shall, at least thirty (30) days prior to the expiration of any of such policies, furnish Landlord with a renewal or binder therefor. Tenant may carry insurance under a so-called “blanket” policy, provided that such policy provides that the amount of insurance required hereunder shall not be prejudiced by other losses covered thereby. All insurance policies carried by Tenant shall be primary with respect to, and non-contributory with, any other insurance available to Landlord. Such policies shall provide that the interests of Landlord and any other additional insured or loss payee designated by Landlord shall not be invalidated due to any breach or violation of any warranty, representation or declaration contained in such policies or the applications therefor.

12.2 During the term of this Lease, Landlord shall keep and maintain property insurance for the Project in such amounts, and with such coverages, and Landlord may keep and maintain such other insurance, as Landlord may reasonably determine or as any lienholder or ground lessor may require. Tenant acknowledges that it shall not be a named insured in such policies and that it has no right to receive any proceeds from any such insurance policies carried by Landlord. Notwithstanding any contrary provision herein, Landlord shall not be required to carry insurance covering the property described in Section 12.1.2 above or covering flood or earthquake.

12.3 Each party hereto hereby waives any and all rights to recover against the other party, or against the officers, employees or principals thereof, for loss or damage arising from any peril to the extent insured against under any property insurance policy carried (or required hereunder to be carried) by such waiving party. Each of the foregoing waivers shall be effective only to the extent permitted under each such insurance policy, and, to the extent reasonably available, each such policy shall be endorsed to reflect the foregoing.

13. Services and Utilities.

13.1 Subject to the provisions contained elsewhere herein and to the rules and regulations of the Building, Landlord shall cause to be furnished to the Premises electricity, together with heating, ventilating and air conditioning (“HVAC”), required in Landlord’s reasonable judgment for the comfortable use and occupation of the Premises (but not in excess of such utilities and services which are customarily furnished in comparable office buildings in the immediate market area), during the business hours of the Building, which shall initially be 8:00 A.M. to 6:00 P.M., Monday through Friday, and 9:00 A.M. to 1:00 P.M., Saturday, except for holidays determined by Landlord from time to time, and janitorial services during the times and in the manner that such services are customarily furnished in comparable office buildings in the immediate market area. Landlord shall, at Tenant’s request, provide after- hours HVAC to the Premises, provided that Tenant shall pay to Landlord a charge therefor (based on all costs on a particular electrical bill [including, without limitation, surcharges or other recovery charges]) as reasonably determined by Landlord from time to time; provided, that Tenant acknowledges that due to variations in rates charged by electricity providers serving the Premises over the term of the Lease, and other parameters not within Landlord’s control (such as usage of all other users [at the Project or elsewhere] serviced by the electricity providers), it may not be known until a later date whether particular after-hours usage imposed additional costs to Landlord (and Landlord may need to retain consultants, which shall be reasonably acceptable to Tenant, to determine whether there were and the extent of any such additional costs), and Tenant agrees to pay Landlord for any additional costs (including the cost of any consultants) as and when requested by Landlord; provided, that Landlord’s request shall be accompanied by commercially reasonable documentation. Tenant shall notify Landlord at least forty-eight (48) hours in advance prior to noon on any business day of-Tenant’s after-hours HVAC requirements. The Building’s HVAC system shall provide HVAC on a floor-by-floor basis. Tenant shall keep and cause to be kept closed all window coverings when necessary because of the sun’s position, and Tenant also shall at all times cooperate fully with Landlord and abide by all the regulations and requirements which Landlord may prescribe for the proper functioning and protection of the heating, ventilating and air conditioning system. If any heat-generating machine, excess lighting or equipment used in the Premises affects the temperature otherwise maintained by the air conditioning system, Landlord shall notify Tenant, and Tenant-shall, within twenty (20) days after receipt of such notice, remove or disconnect such machine or equipment; provided that if Tenant does not remove or disconnect such machine or equipment, Landlord may install supplementary air conditioning units in the Premises, and the cost thereof (including, but not limited to, the cost of installation, separate utility metering, operation and maintenance thereof) shall be paid by Tenant to Landlord upon demand by Landlord. If Landlord, in its reasonable discretion, determines that the operation of a bank branch or the ATM, or the use of the “Bank Visitor Only” parking spaces (as described in Section 334.8) requires the presence of a security guard, Tenant shall be solely responsible, at its cost, to provide same.

13.2 Notwithstanding the last sentence of Section 13.1 above, Tenant shall not, without the prior written consent of Landlord, in Landlord’s sole and absolute discretion, use in the Premises any apparatus, device, machine or equipment using excess lighting, electricity or water; nor shall Tenant connect any apparatus or device to sources of electrical current or water except through any existing electrical outlets or water pipes in the Premises; provided, that Tenant shall be entitled to use computers, photocopy, video teleconferencing, facsimile machines and related office equipment so long as they are properly connected and do not consume excess electricity. If Tenant shall require excess electricity

(including, without limitation, for illuminating signage and/or for fitness/exercise room equipment) or water or any other resource in excess of that customarily supplied for use of similar premises, Tenant shall first request the consent of Landlord, in Landlord’s sole and absolute discretion, and obtain, at Tenant’s sole cost and expense, any additional consent required from governmental authorities. In the event that Landlord gives its consent and any such additional consent is obtained, Landlord may cause a separate metering device to be installed in the Premises so as to measure the amount of the resource consumed within the Premises. The cost of any such separate metering device including, but not limited to, the cost of installation, maintenance and repair thereof shall be paid by Tenant. Tenant shall promptly pay the cost of all excess resources consumed within the Premises, together with any additional administrative expense incurred by Landlord in connection therewith, which shall include, without limitation, the cost of changing settings and any energy management system [“EMS”] personnel and HVAC contractors incurred in connection with providing such excess resources (and Landlord shall be entitled to charge an administrative fee/overhead in connection with such excess resources equal to ten percent (10%) of the administrative expense incurred by Landlord such as for changing settings or for EMS personnel and HVAC contractors; provided, that Landlord shall not charge such fee on the actual cost of the excess resources such as electricity). For purposes of the foregoing, excess electricity shall be deemed to consist of any amount consumed during a day in excess of .002 kilowatts per hour per usable square foot of the Premises for the number of business hours of the Building during that day as determined by Landlord for fluorescent lighting and .002 kilowatts per hour per usable square foot of the Premises for such number of business hours for convenience power.

13.3 Landlord shall not be in default hereunder or be liable for any damages directly or indirectly resulting from any interruption of utilities or services caused by (i) the installation or repair of any equipment in connection with the furnishing of utilities or services, (ii) acts of God or the elements, labor disturbances of any character, any other accidents or any other conditions beyond the reasonable control of Landlord, or by the making of repairs or improvements to the Premises or the Project (in which event Landlord shall use reasonable efforts to minimize any interference with Tenant’s use and quiet enjoyment of the Premises), or (iii) the limitation, curtailment, rationing or restriction imposed by any governmental agency or service or utility supplier on use of water or electricity, gas or any other form of energy or any other service or utility whatsoever serving the Premises or the Project. Furthermore, Landlord shall be entitled, without any obligation or compensation to Tenant, to cooperate voluntarily in a reasonable manner with the efforts of national, state or local governmental agencies or service or utility suppliers in reducing energy or other resource consumption; if Landlord shall so cooperate, Tenant shall also reasonably cooperate therewith. Notwithstanding the foregoing, if (a) utilities or other services necessary for the operation of Tenant’s business are interrupted, (b) such interruption (1) continues for more than three (3) business days following Landlord’s receipt of written notice from Tenant advising of such interruption and (2) is materially and adversely affecting the operation of Tenant’s business in the Premises, and (c) such interruption is due to the negligence of Landlord, then Base Rent shall abate from the expiration of such 3- day period until such interrupted utility or service is restored.

13.4 Landlord hereby permits Tenant to use an existing three and one- half (3 1/2) ton split system air-conditioning unit owned by Landlord (“Auxiliary HVAC Unit”) serving the existing first floor Premises Suite 1050 computer room. In consideration therefor, Tenant agrees to keep the unit in good maintenance and repair at Tenant’s sole cost and expense. Any replacement of the Auxiliary HVAC Unit during the term of the Lease shall be Tenant’s responsibility, and Landlord shall have no obligation, therefor. The computer room equipment electric circuits, including the Auxiliary HVAC Unit, the fitness/exercise room equipment, all signs, and any other electrical equipment in the Premises that would not typically be located in premises which were being used for general office purposes (collectively, the “Non-Typical Electrical Equipment”) shall be metered (or submetered) separately for electric utility consumption, and Tenant shall be obligated to pay Landlord for the consumption costs as determined hereinbelow.

Electric utility consumption costs for the Non-Typical Electrical Equipment shall be computed by taking the electric consumption measured by separate meter in kilowatt hours (“KWH”) for a given time period (“Billing Period”) and multiplying it times the Project’s average unit cost per KWH for the corresponding Billing Period. The Project’s average electric utility consumption costs per KWH (“KWH Unit Cost”) shall be determined by taking the sum total of all Project electric utility costs required to provide electric power for each

Billing Period and dividing it by the Project’s total KWH consumption for the corresponding Billing Period. Any late payment penalties, if any, will be excluded from the total bill amount. By way of example, if the sum total costs of all Project electric utility bills for a particular Billing Period are $4,000 based on a total Project consumption of 45,000 KWH, the KWH Unit Cost is $0.089. If the electric utility consumption for the Non-Typical Electrical Equipment for the corresponding Billing Period is 850 KWH, then the amount payable by Tenant to Landlord is $75.65.

$4,000. 45,000 KWH = $0.089 KWH

$0.089 x 850 KWH = $75.65

Landlord shall determine how many Billing Periods there will be, but not less than one per year, in order to facilitate meter reading and accounting. At Landlord’s option, Tenant shall pay an estimated monthly amount for its share of the electric utility consumption costs based on its average consumption experience, and Tenant shall pay that amount along with its installment of monthly rent. In this event, the actual consumption costs payable by Tenant shall be reconciled at least annually with that paid by Tenant for a given time period. Any amount payable or overpaid will be added or credited to the next monthly estimate payable in accordance herewith. All amounts paid by Tenant hereunder shall be credited to the Project Direct Costs.

14. Estoppel Certificate. Within ten (10) days after any written request which Landlord may make from time to time, Tenant shall execute and deliver to Landlord a certificate (the “Certificate”) substantially in the form attached hereto as Exhibit “D” and hereby made a part hereof, together with such financial information relating to Tenant or any guarantor as Landlord or any prospective purchaser or lender may reasonably request. Landlord shall have the right to amend or otherwise supplement the Certificate to include such other information and provisions as may be reasonably requested by any existing or prospective lender or by any prospective purchaser. Any failure by Tenant to so execute and deliver the Certificate shall, at Landlord’s election, constitute a certification by Tenant that the statements which may be included in the Certificate (as same may have been so amended or supplemented) are true and correct, except as Landlord shall otherwise indicate. Landlord and Tenant intend that the Certificate may be relied upon by any existing or prospective lender or by any prospective purchaser.

Similarly, within ten (10) days after any written request which Tenant may make from time to time, Landlord shall execute and deliver to Tenant an estoppel certificate (the “Estoppel”) with such financial information relating to Landlord as Tenant may reasonably request. Tenant shall have the right to amend or otherwise supplement the Estoppel to include such other information and provisions as may be reasonably requested by Tenant. Any failure by Landlord to so execute and deliver the Estoppel shall, at Tenant’s election, constitute a certification by Tenant that the statements which may be included in the Estoppel (as same may have been so amended or supplemented) are true and correct, except as Landlord shall otherwise indicate. Landlord and Tenant intend that the Certificate may be relied upon by any existing or prospective lender or by any prospective purchaser.

15. Holding Over. If Tenant, with Landlord’s written consent in Landlord’s sole and absolute discretion, remains in possession of all or any portion of the Premises after the expiration or sooner termination of the term hereof, such holding over shall be deemed to constitute a tenancy from month to month only, upon such terms and conditions hereof as could be reasonably and logically construed as applying thereto; provided, however, that during such holding over, Base Rent shall be one hundred fifty percent (150%) of the Base Rent in effect immediately prior to such expiration or termination, and any and all options and rights of first refusal or other preferential rights of Tenant shall be deemed to have lapsed and to be of no further force or effect. Landlord may terminate such tenancy from month to month by giving to Tenant at least thirty (30) days’ written notice thereof at any time. Acceptance by Landlord of any rent after such expiration or termination shall not be deemed to constitute Landlord’s consent to such holding over.

16. Subordination; Requirements of Lenders.

16.1 This Lease shall be subordinate to any ground lease, mortgage, deed of trust, or any other hypothecation for security now or later placed upon the Building or

Project and to any advances made on the security of it or Landlord’s interest in it, and to all renewals, modifications, consolidations, replacements, and extensions of it; provided, that if there is an existing lender as of the Commencement Date, Landlord shall deliver to Tenant a non-disturbance agreement on such lender’s form. In the event any mortgage or deed of trust to which this Lease is subordinate is foreclosed or a deed in lieu of foreclosure is given to the mortgagee or beneficiary, Tenant shall attorn to the purchaser at the foreclosure sale or to the grantee under the deed in lieu of foreclosure. In the event of termination of any ground lease to which this Lease is subordinate, Tenant shall attorn to the ground lessor. Tenant agrees to execute any documents, in form and substance reasonably acceptable to Tenant, required to effectuate the subordination, to make this Lease subject to the lien of any mortgage or deed of trust or ground lease, or to evidence the attornment.

16.2 In the event any mortgage or deed of trust to which this Lease is subordinate is foreclosed or a deed in lieu of foreclosure is given to the mortgagee or beneficiary, or in the event any ground lease to which this Lease is subordinate is terminated, this Lease shall not be barred, terminated, cut off, or foreclosed. Neither shall the rights and possession of Tenant under this Lease be disturbed so long as Tenant is not then in default in the payment of rental and other sums due under this Lease beyond any applicable notice and cure period, or otherwise in default under the terms of this Lease beyond any applicable notice and cure period, provided that Tenant attorns to the purchaser, grantee, or ground lessor as provided in Section 16.1 or, if requested, enters into a new lease for the balance of the term of this Lease on the same terms and provisions contained in this Lease. Tenant’s covenant under Section 16.1 to subordinate this Lease to any ground lease, mortgage, deed of trust, or other hypothecation later executed is conditioned on each senior instrument containing the commitments specified in this subsection.

16.3 If, in connection with the obtainment of financing for the Project or any portion thereof, the lender requests reasonable modifications hereto as a condition to the furnishing of such financing, Tenant shall not unreasonably withhold or delay its consent thereto, provided that such modifications do not materially increase the obligations of Tenant hereunder or materially adversely affect Tenant’s rights hereunder.

17. Rules and Regulations. Tenant shall observe and comply with the rules and regulations set forth in Exhibit “E” attached hereto and hereby made a part hereof and any and all reasonable modifications thereof and additions thereto from time to time established by Landlord. Landlord shall not be responsible for the nonobservance of, or noncompliance with, any of said rules and regulations by any other tenant or occupant of the Building; however, Landlord shall respond in a reasonable manner to Tenant’s notices of the nonobservance or noncompliance with any of said rules and regulations by any other tenant or occupant of the Building, to the extent that such nonobservance or noncompliance interferes with Tenant’s right of quiet enjoyment. In the event of any conflict between said rules and regulations and the other provisions hereof, the latter shall control. Landlord shall enforce the rules and regulations in a non-discriminatory manner.

18. Access by Landlord. Landlord reserves, and Landlord (and its agents, contractors and employees) shall at reasonable times have, the right to enter the Premises to inspect same, to supply janitorial services and any other service to be provided by Landlord to Tenant hereunder, to show the Premises to any prospective purchaser, beneficiary, mortgagee or, during the last six (6) months-of the term hereof, tenant, to post notices of nonresponsibility, and to make “any alteration, improvement or repair to the Premises or any portion of the Building, without abatement of rent, except as may otherwise be specifically provided in this Lease, and may for that purpose erect, use and maintain scaffolding, pipes, conduits and other necessary structures in and through the Premises where reasonably required by the character of the work to be performed, provided that entrance to the Premises shall not be blocked thereby, and provided further that Landlord shall use reasonable efforts to minimize any interference with Tenant’s use of and access to the Premises resulting from the foregoing. Tenant hereby waives any claim for damages for any injury or inconvenience to or interference with Tenant’s business, any loss of occupancy or quiet enjoyment of the Premises, and any other loss occasioned thereby, except to the extent arising from the gross negligence or willful misconduct of Landlord. For each of the aforesaid purposes, Landlord shall at all times have and retain a key with which to unlock all of the doors in, upon and about the Premises, excluding Tenant’s vaults and safes, and Landlord shall have the right to use any and all means which Landlord may deem necessary or proper to open said doors in an emergency, in order to obtain entry to any portion of the Premises, and any entry to the Premises or portions thereof obtained by Landlord by any of such means or otherwise shall not under any circumstances be construed or deemed to be a forcible or unlawful entry into, or a detainer of, the Premises, or an eviction, actual or constructive, of Tenant from the Premises or any portion thereof. Landlord shall also have the right at any time, without same constituting an actual or constructive eviction and without incurring any liability to Tenant therefor, to change the arrangement and/or location of entrances or passageways, doors and doorways, and corridors, elevators, stairs, toilets or other public parts of the Building, provided that Landlord shall use reasonable efforts to minimize any interference with Tenant’s use of and access to the Premises resulting from the foregoing. Notwithstanding the foregoing, Landlord’s rights pursuant to this Article 18 shall be subject to the provisions of applicable banking laws regarding limitation of access to certain portions of the Premises; provided, that Tenant shall notify Landlord in writing of those portions of the Premises that are not so accessible by Landlord, and of the applicable banking law provision pertaining to same.

19. Default by Tenant.

The occurrence of any of the following shall constitute a breach of and default under this Lease by Tenant:

19.1 Failure by Tenant to pay any amount (including, without limitation, monthly installments of Base Rent and Additional Rent) when and as same becomes payable in accordance with the provisions of this Lease, or to duly, promptly and completely perform any obligation of Tenant under Section 14 or 16 above, and the continuation of such failure for a period of five (5) days after written notice from Landlord to Tenant specifying the nature of such failure.

19.2 Failure by Tenant to duly, promptly and completely perform or observe any other obligation or covenant of Tenant contained in this Lease, and the continuation of such failure for a period of twenty (20) days after written notice from Landlord to Tenant specifying the nature of such failure; provided, however, that if any such failure not involving an emergency or a hazardous condition is curable within sixty (60) days after such notice, but cannot reasonably be cured within such twenty (20) day period, Tenant shall not be deemed to be in default hereunder if Tenant promptly commences such cure within such twenty (20) day period and thereafter diligently pursues such cure to completion within such sixty (60) day period.

19.3 Tenant’s abandoning (as defined in California Civil Code Section 1951.3) the Premises.

19.4 Any financial statement or any representation given to Landlord by Tenant, or any assignee, sublessee, other transferee or successor of Tenant or any guarantor of this Lease, proves to be materially false or misleading.

19.5 The insolvency of Tenant; the making by Tenant of any assignment for the benefit of creditors; the filing by or against Tenant of a petition to have Tenant adjudged bankrupt or of a petition for reorganization or arrangement under any law relating to bankruptcy, insolvency or creditors’ rights in general (unless in the case of a petition filed against Tenant, the same is dismissed within sixty (60) days); the appointment of a trustee or receiver to take possession of all or a majority of Tenant’s assets or of Tenant’s interest under this Lease, where such seizure is not discharged within sixty (60) days. The occurrence of any of the acts or events referred to in this subsection with respect to any guarantor of this Lease shall also constitute a default hereunder.

19.6 The attachment, execution or other judicial seizure of a majority of Tenant’s assets or of Tenant’s interest in this Lease, where such seizure is not discharged within thirty (30) days.

The notices referred to in Sections 19.1 and 19.2 above shall be in lieu of, and not in addition to, any notice required under Section 1161 et seq. of the California Code of Civil Procedure.

20. Remedies of Landlord.

20.1 In the event of Tenant’s breach of or default under this Lease as provided in Section 19 above, Landlord, at Landlord’s option, and without limiting Landlord in the exercise of any other right or remedy Landlord may have on account of such default, and without any further demand or notice, may terminate this Lease and/or, to the extent permitted by law, remove all persons and property from the Premises, which property shall be stored by Landlord at a warehouse or elsewhere at the risk, expense and for the account of Tenant.

20.2 If Landlord elects to terminate this Lease as provided in Section 20.1 above, Landlord shall be entitled to recover from Tenant the aggregate of:

20.2.1 The worth at the time of award of the unpaid rent and charges equivalent to rent earned as of the date of the termination hereof;

20.2.2 The worth at the time of award of the amount by which the unpaid rent and charges equivalent to rent which would have been earned after the date of termination hereof until the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided;

20.2.3 The worth at the time of award of the amount by which the unpaid rent and charges equivalent to rent for the balance of the term hereof after the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided;

20.2.4 Any other amount necessary to compensate Landlord for the detriment proximately caused by Tenant’s failure to perform its obligations under this Lease or which, in the ordinary course of things, would be likely to result therefrom; and

20.2.5 Any other amount which Landlord may hereafter be permitted to recover from Tenant to compensate Landlord for the detriment caused by Tenant’s default.

For the purposes of this Section, the “time of award” shall mean the date upon which the judgment in any action brought by Landlord against Tenant by reason of such default is entered or such earlier date as the court may determine; the “worth at the time of award” of the amounts referred to in Sections 20.2.1 and 20.2.2 shall be computed by allowing interest at the Interest Rate, but not less than the legal rate; and the “worth at the time of award” of the amount referred to in Section 20.2.3 shall be computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%) per annum. Tenant agrees that such charges shall be recoverable by Landlord under California Code of Civil Procedure Section 1174(b) or any similar, successor or related provision of law. Further, Tenant hereby waives the provisions of California Code of Civil Procedure Section 1174(c) and California Civil Code Section 1951.7 or any other similar, successor or related provision of law providing for Tenant’s right to satisfy any judgment in order to prevent a forfeiture of this Lease or requiring Landlord to deliver written notice to Tenant of any resetting of the Premises.

20.3 Nothing in this Section 20 shall be deemed to affect Landlord’s right to indemnification, under the indemnification clause or clauses contained in this Lease, for claims or liability arising from events occurring prior to the termination of this Lease.

20.4 Notwithstanding anything to the contrary set forth herein, Landlord’s reentry to perform acts of maintenance or preservation of, or in connection with efforts to relet, the Premises, or any portion thereof, or the appointment of a receiver upon Landlord’s initiative to protect Landlord’s interest under this Lease shall not terminate Tenant’s right to possession of the Premises or any portion thereof and, until Landlord does elect to terminate this Lease, this Lease shall continue in full force and Landlord may pursue all its remedies hereunder including, without limitation, the right to recover from Tenant as they become due hereunder all rent and other charges required to be paid by Tenant under the terms of this Lease.

20.5 In the event of any default by Tenant as set forth above, then in addition to any other remedies available to Landlord at law or in equity or under this Lease,

Landlord shall have the right to bring an action or actions from time to time against Tenant, in any court of competent jurisdiction, for all rental and other sums due or becoming due under this Lease, including all damages and costs proximately caused thereby, notwithstanding Tenant’s abandonment or vacation of the Premises or other acts of Tenant, as permitted by Section 1951.4 of the California Civil Code or any successor, related or similar provision of law. Such remedy may be exercised by Landlord without prejudice to its right thereafter to terminate this Lease in accordance with the other provisions contained in this Section 20. Notwithstanding any contrary provision of this Lease, Tenant shall in no event be liable for consequential damages hereunder.

20.6 The terms “rent” and “rental,” as used in this Section 20 and in any and all other provisions of this Lease, shall mean Base Rent, Additional Rent and any and all other amounts payable by Tenant pursuant to the provisions of this Lease.

20.7 In the event of Tenant’s abandonment of the Premises, as set forth in Section 19.3 above, or if Landlord shall elect to reenter or shall take possession of the Premises pursuant to any legal proceeding or pursuant to any notice provided by law, and until Landlord elects to terminate this Lease, Landlord may, from time to time, without terminating this Lease, recover all rental as it becomes due under Section 20.5 above and/or relet the Premises or any part thereof for the account of and on behalf of Tenant, on any terms, for any term (whether or not longer than the term of this Lease), and at any rental as Landlord in its reasonable discretion may deem advisable, and Landlord may make any alterations and repairs to the Premises in connection therewith. Tenant hereby irrevocably constitutes and appoints Landlord as its special attorney-in-fact, irrevocable and coupled with an interest, for purposes of reletting the Premises pursuant to the immediately preceding sentence. In the event that Landlord shall elect to so relet the Premises on behalf of Tenant, then rentals received by Landlord from such reletting shall be applied:

20.7.1 First, to reimburse Landlord for the costs and expenses of such reletting (including, without limitation, costs and expenses of retaking or repossessing the Premises, removing persons and property therefrom, securing new tenants, and, if Landlord shall maintain and operate the Premises, the costs thereof) and necessary or reasonable alterations.

20.7.2 Second, to the payment of any indebtedness of Tenant to Landlord other than Base Rent, Additional Rent and other sums due and unpaid hereunder.

20.7.3 Third, to the payment of rent, Base Rent, Additional Rent and other sums due and unpaid hereunder, and the residue, if any, shall be held by Landlord and applied in payment of other or future obligations of Tenant to Landlord as the same may become due and payable. Should the rentals received from such reletting, when applied in the manner and order indicated above, at any time be less than the total amount owing from Tenant pursuant to this Lease, then Tenant shall pay such deficiency to Landlord, and if Tenant does not pay such deficiency within five (5) days of its receipt of written notice, Landlord may bring an action against Tenant for recovery of such deficiency or pursue its other remedies hereunder or under California Civil Code Section 1951.8, California Code of Civil Procedure Section 1161 et seq., or any similar, successor or related provision of law.

20.8 All rights, powers and remedies of Landlord hereunder and under any other agreement now or hereafter in force between Landlord and Tenant shall be cumulative and not alternative and shall be in addition to all rights, powers and remedies given to Landlord at law or in equity. The exercise of any one or more of such rights or remedies shall not impair Landlord’s right to exercise any other right or remedy including, without limitation, any and all rights and remedies of Landlord under California Civil Code Section 1951.8, California Code of Civil Procedure Section 1161 et seq., or any similar, successor or related provision of law.

20.9 As security for the performance and observance of all obligations and covenants of Tenant under this Lease, Tenant hereby grants to Landlord a security interest in, and hereby assigns and transfers to Landlord, Tenant’s right, title and interest in and to the rents, issues, profits and other payments under any sublease, assignment or other transfer of any interest herein or in the Premises, and Landlord shall apply same toward Tenant’s obligations hereunder; provided, however, that prior to any default by Tenant hereunder, Tenant shall have the right to collect and retain such rents, issues, profits and other payments as they become due and payable. Upon any such default, Landlord shall have the right at any time thereafter, without notice (except as may be specifically provided for herein), either in person, by agent or receiver to be appointed by a court, to enter and take possession of the Premises and collect such rents, issues, profits and other payments, and Tenant hereby consents to such appointment. Landlord shall not, by reason of this or any other assignment, nor by reason of the collection of any rents, issues, profits or other payments received from a sublessee, assignee or transferee, be deemed liable to such party, for any failure of Tenant to perform or observe any of Tenant’s obligations or covenants under any such sublease, assignment or transfer. Tenant hereby irrevocably authorizes and directs any such sublessee, assignee or transferee, upon receipt of a written notice from Landlord stating that Tenant is in default hereunder, to pay to Landlord the rents, issues, profits and other payments as same become due and payable under such sublease, assignment or transfer. Tenant agrees that such sublessee, assignee or transferee shall have the right to rely upon any such statement and request by Landlord, and that such sublessee, assignee or transferee shall pay rents, issues, profits and other payments to Landlord without any obligation or right to inquire as to whether such default exists and notwithstanding any notice or claim from Tenant to the contrary.

20.10 If, after Tenant’s abandonment of the Premises, as set forth in Section 19.3. above, Tenant leaves behind any items of personal property, then Landlord shall store such property at a warehouse or any other location at the risk, expense and for the account of Tenant, and such property shall be released only upon Tenant’s payment of such charges, together with moving and other costs relating thereto and all other sums due and owing under this Lease. If Tenant does not reclaim such property within the period permitted by law, Landlord may sell such property in accordance with law and apply the proceeds of such sale to any sums due and owing hereunder, or retain said property, granting Tenant credit against sums due and owing hereunder for the reasonable value of such property.

20.11 To the extent permitted by law, Tenant hereby waives all provisions of, and protection under, any decisions, statutes, rules, regulations and other laws of the State of California to the extent same are inconsistent and in conflict with specific terms and provisions hereof.

20.12 If, at any time during the term hereof, Tenant fails, refuses or neglects to perform any of its obligations hereunder, Landlord may, after twenty (20) days notice (except in the event of an emergency or a hazardous condition), do same, but at the expense and for the account of Tenant. The amount of any money so expended or obligations so incurred by Landlord, together with an administrative fee equal to ten percent (10%) thereof and interest thereon at the Interest Rate, shall be repaid to Landlord upon demand by Landlord.

21. Default by Landlord; Limitation of Liability.

21.1 Landlord shall not be deemed to be in default hereunder unless obligations required of Landlord hereunder are not performed by Landlord, or by any beneficiary under any deed of trust, mortgagee, ground lessor or other lienholder with rights in all or any portion of the Project, within thirty (30) days after written notice thereof by Tenant to Landlord and to such other parties whose names and addresses are furnished to Tenant in writing, which notice specifies that there has been a failure to perform such obligations; provided, however, that if the nature of such obligations is such that more than thirty (30) days are reasonably required for their cure, Landlord shall not be deemed to be in default hereunder if Landlord or any of such other parties commences such cure within such thirty (30) day period and thereafter diligently pursues such cure to completion.

21.2 If Landlord is in default hereunder and, as a consequence thereof, Tenant obtains a judgment against Landlord, such judgment may be satisfied only out of the right, title and interest of Landlord in the Project and out of the rent or other revenue receivable by Landlord from the Project, or out of the proceeds receivable by Landlord from the sale or other disposition of all or any portion of Landlord’s right, title and interest in the Project. Landlord shall in no event be personally liable for any deficiency or otherwise. Notwithstanding any contrary provision in this Lease, Landlord shall in no event be liable for consequential damages hereunder.

22. Damage and Destruction.

22.1 If the Premises or the Project is damaged by an insured casualty, occurring more than nine (9) months prior to the expiration of the term hereof, Landlord shall forthwith repair same, or cause same to be repaired, to the extent that sufficient insurance proceeds are made available to Landlord therefor and provided that such repairs can, in Landlord’s reasonable opinion, be made within ninety (90) days from the date of such damage (without payment of overtime or other premiums) under the laws and regulations of the federal, state and local governmental authorities having jurisdiction thereof. If Landlord is not so required to repair such damage, Landlord shall have the option within forty-five (45) days from the date of such damage either to (i) notify Tenant of Landlord’s election to repair such damage, in which event Landlord shall thereafter repair same, or (ii) notify Tenant of Landlord’s election to immediately terminate this Lease, in which event this Lease shall be so terminated, and Tenant shall also have the right to terminate this Lease if such casualty occurred within the last nine (9) months of the Lease term. Landlord shall refund to Tenant any rent previously paid for any period of time subsequent to such termination. Notwithstanding any contrary provision herein, and regardless of whether caused by casualty, (a) Landlord shall not be required to repair any damage to the property of Tenant or to repair or replace any paneling, decorations, railings, floor coverings, alterations, additions, fixtures or improvements installed on the Premises by or at the expense of Tenant, and (b) any damage caused by the negligence or willful misconduct of Tenant or any of its agents, contractors, employees, invitees or guests shall be promptly repaired by Tenant, at its sole cost and expense, to the reasonable satisfaction of Landlord; provided, however, that Landlord shall bear said cost and expense to the extent it receives proceeds, covering such damage, from insurance obtained by Landlord as part of Operating Costs. Tenant hereby waives the provisions of Section 1932, subdivision 2, and Section 1933, subdivision 4, of the Civil Code of California, and any similar law, statute or ordinance now or hereafter in effect. Notwithstanding the foregoing, (i) if the reconstruction of the Premises will, in Landlord’s reasonable discretion, require more than nine (9) months from the date of the casualty, Tenant may terminate this Lease by giving written notice received by Landlord within thirty (30) days following Tenant’s receipt of written notice from Landlord of the project reconstruction period. Further, if reconstruction actually exceeds nine (9) months (subject to force majeure), Tenant may terminate this Lease upon sixty (60) days notice to Landlord; provided, that if such reconstruction is completed within such 60-day period, Tenant’s termination notice shall be deemed null and void.

22.2 If Landlord repairs damage to the Premises pursuant to the provisions of Section 18 above or Section 22.1 above, Base Rent and Additional Rent payable hereunder until such repairs are completed shall be abated in the proportion that the rentable area of the portion, if any, of the Premises rendered unusable by Tenant (and therefore not used or occupied thereby) bears to the rentable area of the Premises; provided, however, that there shall be such rent abatement only if (a) the damage so repaired is not caused by the negligence or willful misconduct of Tenant or any of its agents, contractors, employees, invitees or guests, and (b) a material portion of the Premises is so rendered unusable for more than three (3) consecutive business days after notice thereof from Tenant to Landlord. Except for such rental abatement, Tenant shall have no claim against Landlord with respect to any such damage or repairs.

23. Eminent Domain. If the entire Premises, or so much thereof (but not less than 25% of the rentable area of the Premises) as to render the balance thereof not reasonably usable for the conduct of Tenant’s business, shall be taken or appropriated under the power of eminent domain or conveyed in lieu thereof, either party hereto may, by serving written notice upon the other party hereto within thirty (30) days thereafter, immediately terminate this Lease. If any substantial part of the Project excluding the Premises shall be taken or appropriated under the power of eminent domain or conveyed in lieu thereof, Landlord may so terminate this Lease. If more than fifty percent (50%) of the “Bank Visitor Only” parking stalls described in Section 34.8, or more than twenty percent (20%) of all of the parking stalls at the Project, are taken, then, unless Landlord can replace same, or substitute reasonably comparable spaces for the taken spaces, Tenant shall have the right to terminate this Lease by giving written notice received by Landlord within thirty (30) days after Tenant learns of such taking. In either of such events, Landlord shall receive (and Tenant shall assign to Landlord upon demand by Landlord) any income, rent, award or any interest therein which may be paid in connection therewith, and Tenant shall have no claim against Landlord for any part of any sum so paid, whether or not attributable to the value of the unexpired term of this Lease; provided, however, that nothing herein shall prevent Tenant from pursuing a separate award (not reducing Landlord’s award) in connection with the taking of Tenant’s removable tangible personal property placed in the Premises solely at Tenant’s expense and for Tenant’s relocation costs. If a part of the Premises shall be so taken, appropriated or conveyed and neither party hereto shall elect to so terminate this Lease, (i) Base Rent and Additional Rent payable hereunder shall be abated in the proportion that the rentable area of the portion of the Premises so taken, appropriated or conveyed bears to the rentable area of the entire Premises, and (ii) if the Premises shall have been damaged as a consequence of such partial taking, appropriation or conveyance, Landlord shall, to the extent of any severance damages received by Landlord, restore the Premises continuing under this Lease; provided, however, that Landlord shall not be required to repair or restore any damage to the property of Tenant or to make any repairs to or restoration of any alterations, additions, fixtures or improvements installed on the Premises by or at the expense of Tenant, and Tenant shall pay any amount in excess of such severance damages required to complete such repairs or restoration. Notwithstanding anything to the contrary contained in this Section, if the temporary use or occupancy of any part of the Premises shall be taken or appropriated under the power of eminent domain or conveyed in lieu thereof during the term of this Lease, this Lease shall be and remain unaffected by such taking, appropriation or conveyance, and Tenant shall continue to pay in full all rent payable hereunder by Tenant during the term of this Lease; in the event of any such temporary taking, appropriation or conveyance, Tenant shall be entitled to receive any separate award (not reducing Landlord’s award) made to Tenant as compensation for loss of the use or occupancy of the Premises during the term of this Lease. To the extent inconsistent with the above, each party hereto hereby waives the provisions of Section 1265.130 of the California Code of Civil Procedure allowing either party to petition a court to terminate this Lease in the event of a partial taking of the Premises.

24. Sale by Landlord. If Landlord sells or transfers all or any portion of the Project including the Premises, Landlord shall, upon consummation of such sale or transfer, be released from any liability relating to obligations or covenants thereafter to be performed or observed under this Lease, and in such event Tenant agrees to look solely to Landlord’s successor-in-interest with respect to such liability. Landlord may transfer or credit any security deposit or prepaid rent to Landlord’s successor-in-interest, and upon such transfer Landlord shall be discharged from any further liability therefor.

25. Surrender of Premises. Tenant shall, upon the expiration or sooner termination of the term hereof, surrender to Landlord the Premises, and all repairs, changes, alterations, additions and improvements thereto, in good order, condition and repair, ordinary wear and tear excepted, clean and free of debris; provided, however, that Landlord may, upon Landlord’s consent to (or promptly after notice to Landlord of any items not requiring consent) the installation or performance of any of such changes, alterations, additions and improvements, require that Tenant remove same upon such expiration or termination, in which event Tenant shall so remove same at its sole cost and expense. Tenant shall, upon the expiration or sooner termination of the term hereof, and at Tenant’s sole cost and expense, remove all movable furniture, equipment, signs and other personal property belonging to Tenant placed in the Premises or the Project solely at Tenant’s expense, as well as the exterior doors and windows, vault, ATM, signage and entry hardscape/landscaping installed pursuant to the second paragraph of Exhibit C. Tenant shall immediately, at its sole cost and expense, repair any damage caused by the removal of any property.

26. Quiet Enjoyment. So long as Tenant is not in default hereunder, Tenant shall have the right to the quiet and peaceful enjoyment and possession of the Premises and the common areas during the term of this Lease, subject to the terms and conditions of this Lease.

27. Notices. Any notice, demand or other communication given under the provisions of this Lease by either party hereto to the other party hereto shall be effective only if in writing and (a) personally served, (b) mailed by United States registered or certified mail, return receipt requested, postage prepaid, or (c) sent by a nationally recognized courier service (e.g Federal Express) for next-day delivery, to be confirmed in writing by such courier, addressed as set forth in Sections 1.1.8 and 1.1.9, as applicable, of the Basic Lease Information with respect to Tenant and as follows with respect to Landlord:

Century National Properties, Inc.

3029 Wilshire Boulevard, Suite 205

Santa Monica, California 90403

Attention: Ms. Madelyn Jackrel

Executive Vice President

with a copy to the following:

Cox, Castle & Nicholson LLP

2049 Century Park East, 28th Floor

Los Angeles, California 90067-3284

Attention: Gary Glick, Esq.

Either party hereto may change the address or addresses to which notices, demands and other communications shall thereafter be sent by giving notice to the other party as aforesaid. Service by mail shall be deemed complete on the day of actual delivery as shown by the addressee’s registered or certified mail receipt or at the expiration of the third (3rd) business day after the date of mailing, whichever first occurs.

28. Personal Property Taxes. Tenant shall pay before delinquency all taxes, assessments, license fees and other charges (collectively, “taxes”) that are levied and assessed against Tenant’s trade fixtures and other personal property installed or located in or on the Premises or any other portion of the Project. On demand by Landlord, Tenant shall furnish Landlord with satisfactory evidence of such payments. If any taxes on Tenant’s trade fixtures or other personal property are levied against Landlord or Landlord’s property, or if the assessed value of the Building and other improvements in which the Premises are located is increased by the inclusion of a value placed on Tenant’s trade fixtures or other personal property, as determined by Landlord, and if Landlord pays such taxes or the tax based on such increased assessment, Tenant, on demand, shall immediately reimburse Landlord for such taxes and the tax resulting from such increase in Landlord’s assessment. Landlord shall have the right to pay these amounts regardless of the validity of the levy.

29. Interest and Late Charges. Any amount not paid by Tenant to Landlord when due hereunder shall bear interest at a rate (the “Interest Rate”) equal to the lesser of (a) the rate per annum announced from time to time by Citicorp, N.A. as its prime rate (or, if such bank fails to announce such a rate, then the prime rate announced by The Chase Manhattan Bank, N.A.) plus two (2) percentage points, or (b) the maximum rate permitted by law, from the due date until paid, unless otherwise specifically provided herein, but the payment of such interest shall not excuse or cure any such failure by Tenant under this Lease. If both such banks fail to announce a prime rate, then, for the purposes of this Lease, the prime rate shall be deemed to be the average prime rate of the three largest (measured by total assets) banking institutions in the continental United States then announcing a prime rate. In addition to such interest, if any amount is not paid within ten (10) days after same is due, a late charge equal to six percent (6%) of such amount shall be assessed, which late charge Tenant hereby agrees is a reasonable estimate of the damages Landlord shall suffer as a result of Tenant’s late payment, which damages include Landlord’s additional administrative and other costs associated with such late payment. The parties agree that it would be impracticable and extremely difficult to fix Landlord’s actual damages in such event. Such interest and late charges are separate and cumulative and are in addition to and shall not diminish or represent a substitute for any or all of Landlord’s rights or remedies under any other provision of this Lease. If a late charge is payable hereunder, whether or not collected, for any three (3) installments of Base Rent or Additional Rent during any twelve (12) month period, then all further Base Rent and Additional Rent shall automatically become due and payable quarterly in advance, rather than monthly, notwithstanding any provision of this Lease to the contrary.

30. Successors and Assigns. Subject to Sections 10 and 24 above, the provisions hereof shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, executors, administrators, successors and assigns.

31. Attorneys’ Fees. In any litigation or other action or proceeding arising herefrom between the parties hereto, the prevailing party shall be entitled to recover reasonable attorneys’ fees and costs incurred therein. The term “prevailing party” means the party obtaining substantially the relief sought, whether by compromise, settlement or judgment. Landlord shall be entitled to recover reasonable attorneys’ fees and costs incurred in the preparation and service of notices of default (or the occurrence of any event which, with notice or the passage of time, would constitute such a default) and any consultation in connection therewith, whether or not any litigation or other action or proceeding is subsequently commenced.

32. Light and Air. Tenant covenants and agrees that no diminution of light, air or view by any structure which may hereafter be erected (whether or not by Landlord) shall entitle Tenant to any reduction of rent under this Lease, result in any liability of Landlord to Tenant, or in any other way affect this Lease or Tenant’s obligations hereunder.

33. Signs and Directory.

33.1 Tenant shall not, without the prior written consent of Landlord in Landlord’s sole and absolute discretion, place, construct or maintain any sign, advertisement, awning, banner or other decoration on or visible from, or otherwise use, the exterior of the Premises or the Building (including, but not limited to, the outer surfaces of the exterior walls and doors of the Premises, the terraces and roof of the Building, and the common areas). Notwithstanding the foregoing, Tenant shall have the non-exclusive, personal and non-assignable right to (A) install its corporate signage on the south and west corner Building faces, which signs (i) shall be subject to Landlord’s prior written approval, not to be unreasonably withheld, as to location, (ii) shall not exceed 36” in height for capital letters and 24” in height for lower case letters, (iii) may, at Tenant’s election, be internally illuminated, and (iv) shall comply with applicable laws and Landlord’s sign criteria for the Project; (B) if Tenant is operating a bank branch in accordance with the provisions of this Lease, use the Building’s exterior column located nearest to the bank branch’s exterior doors for branch identification; and (C) the second position (below the name of the Building) on Landlord’s existing monument sign located near the west drive entry as shown on Exhibit “A” attached hereto and made a part hereof (or if Landlord obtains the right to and actually constructs a new monument sign at that same location, Tenant shall be entitled to the second position [below the name of the Building] on such new sign). Tenant shall be solely responsible for the costs of designing and fabricating any sign panels it places on the existing monument sign, and Tenant shall reimburse Landlord for fifty percent (50%) of the costs of maintaining, repairing, insuring and replacing the existing monument sign (and, if a new monument sign replaces the existing monument sign designing, Tenant shall reimburse Landlord for fifty percent (50%) of the costs of constructing, installing such new monument sign, in addition to the reimbursement for maintenance, repair, insurance and replacement). Tenant shall be solely responsible for costs of designing, fabricating, installing, maintaining, repairing, insuring and replacing its signs on the Building faces and/or column set forth above, and upon expiration or earlier termination of this Lease, Tenant shall remove such signs and sign panels and promptly repair any damage to the sign area.

33.2 Landlord shall place, construct and maintain (a) a directory(ies) to be located in the lobby of the Building and in such other locations, if any, as Landlord, in its sole discretion, may determine, which directory(ies) shall be for the display of the business names of tenants in the Building and their respective suite numbers, and (b) if the Premises are located on a multi-tenant floor, a sign to be located in the common area hallway at the main entrance to the Premises in such specific location as Landlord shall determine, which sign shall be for the display of Tenant’s business name and suite number; provided, however, that Tenant shall notify Landlord of its business name and shall, upon demand by Landlord, pay the cost of directory sign strips bearing Tenant’s business name and the cost of such entrance sign; provided, further, that Tenant acknowledges that it shall only be entitled to single-line directory sign strips for Suites 1020, 1050 and 1056. Landlord shall have the sole right to determine and change from time to time the type of such directory(ies) and such sign and all common Project signage, and the contents thereof including, but not limited to, size of letters, style, color and placement.

34. Parking.

34.1 Subject to applicable rules and regulations, Tenant shall have parking rights hereunder with respect to such number of its employees’ automobiles in the parking facilities of the Building, and at such rental rate(s) and upon such other terms, as may be specified in Section 1.1.10 of the Basic Lease Information. Should there be an actual change in the size of the Premises at any time, the number of parking spaces to which Tenant is entitled hereunder shall be reduced or increased, as the case may be, proportionately to the reduction or the increase in the number of usable square feet in the Premises. If Tenant fails to exercise all of its parking rights hereunder continuously throughout the term hereof, such unexercised parking rights may be granted by Landlord to others, in which event Tenant’s right in the future to such unexercised parking rights shall be subject to recapture only upon Tenant giving Landlord written notice of Tenant’s intent to recapture such parking spaces at least ten (10) days prior to the first (1st) day of the calendar month immediately preceding the calendar month Tenant desires to recapture such parking spaces. Tenant may not sell, assign or transfer its parking rights hereunder, except pursuant to a permitted sublease or assignment of this Lease. Except as may otherwise be specifically provided in said Section 1.1.10 or elsewhere in this Lease, Tenant shall not be entitled to any designated, reserved, assigned or valet parking hereunder. In addition to such rights, Tenant and its invitees shall have the right to use in common with other tenants of the Building and their invitees and the general public any portions of the parking facilities of the Building designated for public use, subject to the rates, rules and regulations, and any other charges, fees and taxes to be collected by Landlord, for such parking facility use. Landlord reserves the right to establish and alter, from time to time, all such rates, rules and regulations.

34.2 In order to control the use of the parking facilities of the Building, Landlord may from time to time install ticket dispensers, control gates and/or issue parking stickers regulating those persons authorized to use such parking facilities. Tenant shall comply with, and cooperate with Landlord in the use of, such parking control systems. Except as hereinafter indicated, no charge will be made to Tenant for its authorized use of the controlled parking facility.

34.3 Initially there shall be no charge for visitor parking in the visitor parking facility. However, Landlord reserves the right to install at any time a validation parking system under which visitors to the Building may or may not be charged with a parking fee. If Landlord elects to charge for such validation for visitor parking, the rates shall be consistent with validation parking rates prevailing in other similar office building parking facilities located within the same market area as the Building.

34.4 There shall be no charge for employee parking in the parking facilities of the Building which are designated by Landlord from time to time pursuant to Section 1.1.10 above, except that any reasonable costs incurred by Landlord in carrying out the activities described in Sections 34.2 and 34.3 above shall be included in Operating Costs.

34.5 The parking spaces to be used by Tenant, its employees and/or visitors may be designated in any area of such parking facilities by Landlord at any time and neither Tenant, its employees or its visitors shall at any time have any right to require or demand parking in any particular area.

34.6 In furtherance of such restrictions as Landlord may designate from time to time respecting the appropriate parking areas for Tenant or its employees, Tenant shall furnish to Landlord the motor vehicle license plate number(s) of itself and all of its employees within fifteen (15) days after Landlord’s written request therefor. If Landlord designates a particular area for the parking of motor vehicles of Tenant and its employees and Tenant and/or its employees fail to park their motor vehicles in such areas as evidenced by the license plate of such motor vehicles or by its failure to display an appropriate sticker or from other appropriate indications, Landlord may tow away such motor vehicles parked in unauthorized areas at Tenant’s expense and/or attach violation stickers or notices to any such motor vehicle(s). Additionally, if any such motor vehicle violates such restriction on three or more occasions in a single year, Landlord may revoke or suspend all parking privileges of the person or persons responsible for such violations.

34.7 Landlord specifically reserves the right to change the size, configuration, design, layout, and all other aspects of such parking facilities at any time and Tenant acknowledges and agrees that Landlord may, without incurring any liability to Tenant and without any abatement of rent under this Lease, from time to time, close off or restrict access to such parking facilities for purposes of permitting or facilitating any such construction, alteration or improvements. Except for emergency situations, in the event Landlord closes off or restricts access to the parking facilities, Landlord will provide reasonable alternative parking for use by Tenant and its visitors during the business hours of the Building, and if (except in emergency situations), such closing off or restricting access continues for more than two (2) consecutive business days, Base Rent shall abate in proportion to the inconvenience to Tenant of such closing off or restriction of access.

34.8 If Tenant operates a bank branch in accordance with the provisions of this Lease, Landlord shall then designate six (6) parking stalls in front of or near the exterior entry doors of such branch (as shown on Exhibit “B-l” as “Bank Visitor Only”; the costs of installing and maintaining (and removing, at the cessation of the operation of the bank branch)

such stalls shall be Tenant’s sole responsibility, and such stalls shall be part of the number of stalls that Tenant is entitled to use pursuant to Section 1.1.10. If Landlord installs a parking validation system pursuant to Section 34.3, Landlord agrees that such Bank Visitor Only stalls shall not be subject to such validation program.

35. Brokers. Landlord has entered into an agreement with the real estate broker, if any, specified as Landlord’s broker in Section 1.1.11 of the Basic Lease Information (“Landlord’s Broker”) pursuant to which Landlord has granted to Landlord’s Broker the exclusive right to lease space in the Building. Landlord shall pay any commissions or fees that are payable to Landlord’s Broker with respect to this Lease in accordance with the provisions of a separate commission contract. Landlord shall have no further or separate obligation for payment of commissions or fees to any other real estate broker, finder or intermediary. Tenant represents that it has not had any dealings with any real estate broker, finder or intermediary with respect to this Lease, other than Landlord’s Broker and Tenant’s broker (“Tenant’s Broker”), if any, specified in Section 1.1.12 of the Basic Lease Information. Commissions or fees payable to Tenant’s Broker with respect to this Lease shall be paid by Landlord’s Broker. Subject to the foregoing, each party hereto shall indemnify and hold harmless the other party hereto from and against any and all losses, damages, liabilities, costs and expenses (including, but not limited to, reasonable attorneys’ fees and related costs) resulting from any claims that may be asserted against such other party by any real estate broker, finder or intermediary claiming to act on behalf of the indemnifying party or arising from any act of the indemnifying party in connection with this Lease.

36. Relocation Right. Intentionally omitted.

37. Authority. If Tenant is a corporation, trust or partnership, each individual executing this Lease on behalf of Tenant represents and warrants that he or she is duly authorized to so execute this Lease and to deliver the same to Landlord. If Tenant is a corporation, trust or partnership, it shall, within ten (10) days after execution of this Lease, deliver to Landlord satisfactory evidence of such authority. If Tenant is a corporation, it shall, upon demand by Landlord, also deliver to Landlord satisfactory evidence of (a) good standing in Tenant’s state of incorporation, and (b) qualification to do business in California.

38. Miscellaneous.

38.1 If Landlord waives the performance of any term, covenant or condition contained in this Lease, such waiver shall not be deemed to be a waiver of any other breach of the same or of any other term, covenant or condition contained herein. Furthermore, the acceptance of rent by Landlord shall not constitute a waiver of any preceding breach by Tenant of any term, covenant or condition of this Lease, regardless of Landlord’s knowledge of such preceding breach at the time Landlord accepted such rent. Failure by Landlord to enforce any of the terms, covenants or conditions of this Lease for any length of time shall not be deemed to waive or to affect the right of Landlord to insist thereafter upon strict performance by Tenant. Waiver by Landlord of any term, covenant or condition contained in this Lease may only be made by a written document signed by Landlord.

38.2 Any voluntary or other surrender of this Lease by Tenant, mutual termination hereof or termination hereof by Landlord shall not work a merger, and shall, at the option of Landlord, terminate, all or any existing subleases or subtenancies, or may, at the option of Landlord, operate as an assignment to Landlord of any or all such subleases or subtenancies. In either event, Landlord shall not be responsible for any obligations or covenants theretofore to be performed or observed under any such subleases or subtenancies. No act or omission of Landlord or any representative thereof shall be deemed to constitute acceptance of any surrender, and no surrender shall be deemed to have occurred, unless in a writing executed by Landlord.

38.3 This Lease shall not be recorded; no memorandum hereof shall be recorded without Landlord’s prior written consent in Landlord’s sole and absolute discretion.

38.4 Rent and all other sums payable under this Lease must be paid in lawful money of the United States of America.

38.5 This Lease may be executed in counterparts with the same effect as if both parties hereto had executed the same document. Both counterparts shall be construed together and shall constitute a single lease.

38.6 Nothing contained in this Lease shall be construed to create the relationship of principal and agent, partnership, joint venture or any other relationship between the parties hereto, other than the relationship of landlord and tenant.

38.7 Any provision of this Lease which shall prove to be invalid, void or illegal shall in no way affect, impair or invalidate any other provision hereof, and such other provisions shall remain in full force and effect.

38.8 The term “Premises” shall be deemed to include (unless, based on the context, such meaning would be clearly unintended) the space demised and improvements now or at any time hereafter comprising or built in such space.

38.9 The term “Tenant” or any pronoun used in place thereof shall indicate and include the masculine or feminine, the singular or plural number, individuals, firms or corporations.

38.10 The section headings herein are for convenience of reference only and shall in no way define, increase, limit or describe the scope or intent of any provision of this Lease.

38.11 In any case where this Lease is entered into by co-tenants, the obligations of such co-tenants hereunder shall be joint and several.

38.12 Time is of the essence of this Lease and all of its provisions.

38.13 This Lease shall in all respects be governed by the laws of the State of California. In any action or proceeding arising herefrom, Tenant and Landlord each hereby consents to (a) the jurisdiction of any competent court within the State of California, (b) service of process by any means authorized by California law, and (c) trial without a jury.

38.14 This Lease contains the entire agreement of the parties hereto with respect to the subject matter hereof and supersedes any previous negotiations. There have been no representations made by Landlord or any representative thereof or understandings made between the parties other than those set forth in this Lease. Without limiting the generality of the foregoing, neither Landlord nor any broker, agent or representative thereof has made any warranty or representation with respect to the tenant mix of the Building, the identity of prospective or other tenants of the Building, profitability or suitability for Tenant’s use, except as may otherwise be specifically set forth herein.

38.15 This Lease may not be modified, except by a written document executed by the parties hereto.

38.16 If any guarantee of this Lease is required by Landlord, such guarantee shall be in form and content acceptable to Landlord.

38.17 The words “person” and “persons” as used herein shall include individuals, firms, partnerships, associations and corporations.

38.18 The language in all parts of this Lease shall be in all cases construed simply according to its fair meaning, and not strictly for or against Landlord or Tenant. Any reference to any section herein shall be deemed to include all subsections thereof unless otherwise specified or reasonably required from the context. Any reference to “days” herein shall refer to calendar days, unless specifically provided to the contrary. Unless clearly inconsistent with the context, any reference herein to “the term hereof” or “the term of this Lease” shall refer to the term of this Lease as the same may be extended pursuant to any extension option(s) contained herein. The terms “herein,” “hereunder” and “hereof as used in this Lease shall mean “in this Lease,” “under this Lease” and “of this Lease,” respectively, except as otherwise specifically set forth in this Lease.

38.19 Any and all exhibits, addenda and riders referred to in this Lease shall be deemed to be incorporated herein as a part hereof.

38.20 Tenant hereby acknowledges and agrees that the exterior walls of the Building and the area between the finished ceilings of the Premises and the slab of the floor of the Building thereabove have not been demised hereby, and that the use thereof, together with the right to install, maintain, use, repair and replace pipes, ducts, conduits and wires leading through, under or above the Premises, is hereby excepted and reserved unto Landlord.

38.21 The submission of this Lease by Landlord or its agent or representative for examination or execution by Tenant does not constitute an option or offer to lease the Premises upon the terms and conditions contained herein or a reservation of the Premises in favor of Tenant, it being intended hereby that this Lease shall become effective only upon the execution hereof by Landlord and delivery of a fully executed counterpart hereof to Tenant.

38.22 Tenant hereby warrants and represents that neither its execution of nor performance under this Lease shall cause Tenant to be in violation of any agreement, instrument, contract, law, rule or regulation by which Tenant is bound, and Tenant shall indemnify Landlord against any claims, demands, losses, damages, liabilities, costs and expenses (including, without limitation, reasonable attorneys’ fees and costs) arising from Tenant’s breach of this warranty and representation.

38.23 Tenant acknowledges that the artist’s rendition of the Project and the floor plans and other related information that appears in Landlord’s brochure, if any, may not constitute an accurate representation of the Project but that Tenant has the right to review the actual building plans and specifications for the Project at Landlord’s office during regular business hours.

38.24 Rent shall not be abated, nor may this Lease be terminated by Tenant, except as may otherwise be expressly provided herein.

38.25 Intentionally omitted.

38.26 If any performance by Landlord or Tenant hereunder is delayed due to any conditions, acts or circumstances beyond the control of Landlord or Tenant, as the case may be, including, without limitation, war, strike, fire, labor disturbance, riot or civil commotion, act of government or any governmental agency, flood, earthquake, landslide, act of God, act of third parties or any other reason of force majeure, the time within which it is required to complete such performance shall be extended for a period equal to the period of such delay. Each provision of this Lease performable by Tenant or Landlord shall be deemed to be both a covenant of Tenant or Landlord, as the case may be, and a condition to Landlord’s or Tenant’s respective performance hereunder.

38.27 Tenant hereby acknowledges that Landlord shall have no obligation to provide guard service or other security measures for the benefit of the Premises, the Building or the Project. Tenant hereby assumes all responsibility for the protection of Tenant and its employees, agents, contractors, representatives, licensees, guests, invitees and visitors, and the property thereof, from acts of third parties, whether or not Landlord, at its option, elects to provide any security protection for the Project or any portion thereof.

38.28 As used herein, the terms “similar services” and “similar office buildings” or “comparable office buildings” and similar phrases shall be deemed to designate those similar services as provided by other landlords in comparable office buildings located in the City of Calabasas, California.

38.29 Tenant shall be solely responsible for bringing Suite 1056 into full compliance with the Americans with Disabilities Act of 1990 (“ADA”) prior to the Commencement Date. Tenant acknowledges and agrees that the Leasehold Improvement Allowance is intended by the parties to assist Tenant in bringing Suite 1056 into compliance with the ADA without any further obligation of Landlord with respect to the ADA in Suite 1056 prior to the Commencement Date, Landlord and Tenant acknowledging and agreeing that responsibility for compliance of the Premises with the ADA (i) after the Commencement Date is addressed elsewhere in this Lease and (ii) prior to the Commencement Date is addressed in the 1020 Lease with respect to Suite 1020 and the 1050 Lease with respect to Suite 1050; provided, that Tenant shall be solely responsible for full compliance with the ADA of any work performed by Tenant in Suites 1020 and 1050 prior to the Commencement Date.

38.30 Landlord shall be responsible for all hazardous materials existing (i) in Suite 1056 as of the date possession of Suite 1056 is delivered to Tenant and (ii) in Suites 1020 and 1050 as of the dates possession thereof were delivered to Tenant under the 1020 Lease and the 1050 Lease, respectively, including containment, removal or remediation to the extent required by applicable laws, except to the extent that any work performed by or on behalf of Tenant causes any hazardous material for which Landlord is responsible and which prior to commencement of Tenant’s work did not require containment, removal or remediation.

IN WITNESS WHEREOF, the parties hereto have executed this Lease as of the date first hereinabove set forth.

“LANDLORD”			“TENANT”

CENTURY NATIONAL PROPERTIES, INC. a California corporation			FIRST BANK OF BEVERLY HILLS, F.S.B., a federally chartered savings institution,

By:	/s/ J. Brian Gibbons		By:	/s/ Joseph W. Kiley III
	Its:	Vice President		Its:	President/CEO

By:			By:
	Its:			Its:

OUTLINE OF PREMISES

Exhibit A - Page 1

INTENTIONALLY OMITTED

Exhibit B - Page 1

WORK AGREEMENT

This agreement for completion of Premises (“Work Agreement”) is dated as of June 28, 2004, and supplements that certain Lease to be dated and executed concurrently herewith by and between Century National Properties, Inc., a California corporation, as Landlord, and First Bank of Beverly Hills, F.S.B., a federally chartered savings institution, as Tenant, which Lease is hereby incorporated by reference. Unless separately defined or unless the context hereof otherwise requires, the terms defined in the Lease shall have the same definition when used herein.

Subject to Tenant’s completion of the space planning design and improvements to be made to the Premises, Landlord will reimburse Tenant in the amount, not to exceed the actual costs paid by Tenant or $285,000 (“Landlord’s Contribution”), whichever is less, payable in monthly progress payments for percentages of work completed, and within ten (10) days upon receipt of evidence of payments made, city approvals, and lien-free completion of work by Tenant for which the progress payment is being made. Landlord’s Contribution shall be inclusive of all costs incurred for planning and design, engineering, permits, improvements, signs/directory listing, fire/life safety systems, or any other costs paid by Landlord on account of the work to be performed by Tenant (whether paid or performed directly by Tenant or by Landlord). All space planning and interior and exterior Building improvement work shall be performed by Tenant, at Tenant’s expense, regardless of the actual costs incurred, subject to Landlord’s rights to approve, in Landlord’s sole and absolute discretion, Tenant’s contractors, plans and specifications for the work. Tenant. shall be responsible at its cost, prior to expiration or early termination of the Lease, for removal of the exterior doors and windows, vault, ATM, signage and entry hardscape/ landscaping installed by Tenant pursuant to this Work Agreement, if any.

Tenant may use the space planning firm of its choice, so long as Landlord is provided with an electronic CADD file, and three (3) sets of plans, showing the actual as-built plans and specifications covering the work. Tenant shall submit the proposed plans and specifications for the work, which shall include engineered plans for electrical, mechanical, and plumbing work to be performed by Tenant, to Landlord promptly after the Effective Date, and obtain Landlord’s written approval thereof, which Landlord will not unreasonably delay or withhold. The plans shall be forwarded to Landlord for Landlord’s reasonable approval. If Landlord has not approved or disapproved any draft of the plans within ten (10) business days after receipt thereof (any disapproval shall be accompanied by a detailed written description of the reasons for Landlord’s disapproval), and such failure to approve or disapprove such Tenant Plans continues for three (3) business days after Tenant’s second written request (which such request shall clearly reference that such Tenant Plans shall be deemed approved if Landlord fails to approve or disapprove the Tenant’s Plans within such 3-business-day period), then Landlord shall be deemed to have approved such draft.

All of Tenant’s work shall be performed in a good and workmanlike manner, in substantial conformance with the Plans, in accordance with all governmental laws, codes and ordinances, and coordinated with any other work then in progress at the Project, whether by Landlord or other tenants or occupants of the Project. Tenant shall obtain, at its sole cost and expense, permits and approvals from all authorities for the work and shall furnish Landlord with a copy of said permits prior to commencement of construction. Tenant shall obtain a Certificate of Occupancy (or its equivalent) at the completion of Tenant’s work, a copy of which shall be furnished to Landlord. No work performed by Tenant shall damage the Premises or Building, or any part thereof. Landlord shall have the right to inspect the work and require Tenant to correct any faulty work or deviations from Tenant’s Plans. Tenant shall not be obligated to make any corrections to the base building, unless the performance of Tenant’s work under this Exhibit “C” results in any corrections needing to be made.

Tenant shall submit to Landlord, by certified or registered mail at least five (5) days prior to the commencement of construction, the following information: (i) the names, addresses and license class and number of all contractors and subcontractors Tenant intends to engage with respect to Tenant’s work; (ii) the date on which Tenant’s work will commence, together with the estimated date of completion of Tenant’s work; (iii) evidence of builder’s all risk, general liability and worker’s compensation insurance for Tenant’s contractor, or as Landlord may reasonably require, which shall name Landlord as an additional insured (notwithstanding the foregoing, Tenant may elect to self-insure any such coverage if it has a tangible net worth in excess of One Hundred Million Dollars ($100,000,000), in which case certificates of insurance need not be provided;

Exhibit C - Page 1

(iv) copies of all required building and other permits. Tenant covenants that it shall not make any penetrations to the roof or other modifications to the roof without the prior written consent of Landlord, which shall not be unreasonably withheld. Tenant covenants that Tenant shall not permit any person other than Landlord’s roofing contractor (whose charges shall be competitive) to penetrate or make any alterations to the roof.

Tenant shall be permitted to use a licensed, qualified, bonded, insurable commercial tenant improvement contractor possessing good labor relations of its choice to do the work. However, Tenant shall allow Landlord’s contractor, Ron Poulson & Associates, Inc. (“RPA”) to competitively bid the preliminary and final scope of work, and Tenant, in good faith, shall submit to Landlord the final set of plans, specifications, and schedule along with all contractors’ final bids and qualifications for Landlord’s reasonable review and approval, prior to contracting for and commencing construction of the work. Regardless of which contractor Tenant chooses, the air-conditioning (“HVAC”) portion of the work must be performed by Landlord’s Building HVAC engineer and contractor, Air-Tec, which Tenant acknowledges is a union contractor, and Tenant agrees to pay Air-Tec’s rates, provided same are competitive with other union HVAC contractors in Los Angeles County. Landlord will not charge any supervision fee on the initial construction work performed by Tenant; provided, Tenant’s contractor shall provide a qualified and experienced on-site superintendent at all times that any construction work is performed in the Building or on the Property. All work shall be guaranteed for a period of one (1) year from completion.

The final payment of Landlord’s Contribution shall be paid to Tenant within fourteen (14) days after items (a) through (g) below are satisfied:

(a) All building permits for Tenant’s work have been issued by the applicable governmental authorities and copies of such building permits have been delivered to Landlord;

(b) All required inspections of Tenant’s work by the applicable governmental agencies have taken place and the completed Tenant’s work has passed all such inspections;

(c) Tenant has completed Tenant’s work;

(d) Tenant has opened for business to the public from the Premises;

(e) Tenant has submitted to Landlord a conformed copy of Tenant’s recorded Notice of Completion, prepared and recorded in accordance with statutory requirements and all statutory lien periods have expired;

(f) Tenant has submitted to Landlord (i) all invoices and proof of payment for all of Tenant’s work; and (ii) final, unconditional lien releases and waivers from any and all contractors and materialmen which provided services or supplies to or for the account of Tenant with respect to Tenant’s Work; and

(g) Tenant is not in default of any provisions of the Lease and has paid to Landlord all amounts owing to Landlord pursuant to the Lease as of the date reimbursement is to be made.

All items of Tenant’s work paid for with the Landlord’s Contribution shall be deemed Landlord’s property under the terms of the Lease.

Exhibit C - Page 2

FORM OF ESTOPPEL CERTIFICATE

_________________________

_________________________

_________________________

Attention:

Re:	Estoppel Certificate

Gentlemen:

The undersigned, as Tenant under that certain Lease (the “Lease”) dated                      , 20     , made with                     , as Landlord (“Landlord”), relating to certain premises designated as                      (the “Premises”) located at 23901 Calabasas Road, Calabasas, California 91302, hereby certifies that, as of the date hereof and subject to only those exceptions, if any, noted below:

1. A true, correct and complete copy of the Lease is attached as Exhibit “A” hereto. There have been no amendments, modifications, extensions, assignments or subleases of or relating to the Lease. The Lease is in full force and effect, and Tenant hereby reaffirms all of its obligations thereunder.

2. No more than one (1) month’s rent has been paid in advance, a security deposit in the amount set forth in the Lease has been paid, and no other amounts have been paid in advance to Landlord or deposited therewith by the undersigned.

3. To the best of Tenant’s knowledge, (i) no defense or offset to the enforcement of the Lease by Landlord exists, (ii) Landlord is not in default under the Lease and has not committed any breach thereunder, and (iii) no event has occurred which, with the passage of time or the giving of notice, or both, would constitute a default or breach thereunder by Landlord. Furthermore, Landlord has fully performed all of its accrued obligations under the Lease and any and all agreements relating to the Lease or the Premises (including, but not limited to, its obligations under the Work Agreement constituting a part of the Lease and any inducement obligations).

4. The undersigned does not have any option or preferential right to purchase all or any part of the Premises or the building of which the Premises are a part or any right, title or interest with respect to the Premises or such building other than as Tenant under the Lease.

The undersigned acknowledges that you are relying hereon and warrants, represents and declares, for your benefit and that of your successors and assigns, that each of the foregoing certifications is true, correct and complete, subject to only the following exceptions, if any:

Dated:                     , 20    .

By

Exhibit D - Page 1

RULES AND REGULATIONS

1. Sidewalks, halls, passageways, exits, entrances, elevators, escalators and stairways shall not be obstructed by Tenant or used by Tenant for any purpose other than for ingress to and egress from the Premises. The halls, passageways, exits, entrances, elevators, and stairways are not for the use of the general public, and Landlord shall in all cases retain the right to control and prevent access thereto by all persons whose presence, in the judgment of Landlord, shall be prejudicial to the safety, character, reputation or interests of the Building and its tenants and occupants. Neither Tenant nor any employee or invitee of Tenant shall go upon any terraces or the roof of the Building, except as specifically authorized by Landlord.

2. No sign, placard, picture, name, advertisement or notice visible from the exterior of the Premises shall be inscribed, painted, affixed, installed or otherwise displayed by Tenant without the prior written consent of Landlord in Landlord’s sole and absolute discretion, and, absent such consent, Landlord shall have the right to remove any such sign, placard, picture, name, advertisement or notice without notice to, and at the expense of, Tenant. Any such consent shall be deemed to relate to only the particular sign, placard, picture, name, advertisement or notice so consented to by Landlord and shall not be construed as dispensing with the necessity of obtaining the prior written consent of Landlord with respect to any other sign, placard, picture, name, advertisement or notice. All approved signs or lettering on doors and walls shall be inscribed, painted, affixed, installed, printed or otherwise displayed at the expense of Tenant by a person reasonably approved by Landlord and in a manner or style acceptable to Landlord.

3. The directory(ies) of the Building shall be provided exclusively for the display of the name and location of tenants of the Building, and Landlord reserves the right to exclude any other names therefrom.

4. No curtains, draperies, blinds, shutters, shades, screens or other coverings, awnings, hangings or decorations shall be installed or used in connection with any window or door of the Premises without the prior written consent of Landlord in Landlord’s sole and absolute discretion. In any event, any such items shall be installed so as to face the interior surface of the standard window treatment established by Landlord and shall in no way be visible from the exterior of the Building. No articles shall be placed or kept on the window sills or any terraces so as to be visible from the exterior of the Building. No articles shall be placed against glass partitions or doors which might appear unsightly from outside the Premises. No sashes, sash doors, skylights, windows or doors that reflect or admit light or air into the halls, passageways or other public places in the Building shall be covered or obstructed by Tenant without the prior written consent of Landlord in Landlord’s sole and absolute discretion.

5. (a) Access to the Building and the Premises shall, subject to security measures, be made available at all hours. Tenant shall be responsible for all persons for whom it requests after-hours access and shall be liable to Landlord for all acts of such persons.

(b) During the continuance of any. invasion, mob, riot, public excitement or other circumstance rendering such action advisable in Landlord’s judgment, Landlord reserves the right to prevent access to the Building by closing the doors, or otherwise, for the safety of tenants and occupants of the Building and the protection of the Building and property therein.

6. Tenant shall not employ or permit any person(s) other than the janitor of Landlord to clean the Premises without the prior written consent of Landlord in Landlord’s sole and absolute discretion. In any event, any person employed by Tenant to do janitorial work shall, while in the Building and outside of the Premises, be subject to, and under the control and direction of, the office of the Building (but not as an agent or servant of Landlord, and Tenant shall be responsible for all acts of such person). Tenant shall not necessitate any labor by reason of Tenant’s carelessness or indifference in the preservation of good order and cleanliness of the Premises. Landlord shall in no way be liable for any loss of property on the Premises or elsewhere, however occurring, or for any damage done to the effects of Tenant by the janitor or any other employee or any other person.

Exhibit E - Page 1

7. Tenant shall not obtain for use on the Premises ice, drinking water, food, beverage, towel or other similar services, except through facilities provided or reasonably approved in writing by Landlord (and maintained by Tenant) and under regulations established by Landlord.

8. Upon daily departure by Tenant and its employees from the Premises, Tenant shall cause (a) the doors of the Premises to be closed and securely locked, and (b) all water faucets and apparatus, and, to the extent practicable, devices using other resources, to be shut off so as to prevent waste or damage. On multi-tenant floors of the Building, Tenant shall keep the door(s) to the Building corridors closed at all times except to permit ingress and egress.

9. (a) Tenant shall not waste electricity, water or any other resource, or heating or air-conditioning, and shall cooperate fully with Landlord to assure the most effective operation of the Building’s heating, ventilating and air-conditioning system, and Tenant shall refrain from attempting to adjust any controls other than any room thermostats installed for Tenant’s use.

(b) No heating or air conditioning unit or other similar apparatus shall be installed or used by Tenant without the prior written consent of Landlord in Landlord’s sole and absolute discretion.

(c) All electrical ceiling fixtures hung in offices or spaces along the perimeter of the Building shall be of a quality, type, design and bulb color reasonably approved by Landlord.

10. Tenant shall not alter any lock or access device or install any new or additional lock or access device or any bolt on any door of the Premises without the prior written consent of Landlord, not to be unreasonably withheld. In any event, Tenant shall in each case furnish Landlord with a key for any such lock or device.

11. Landlord shall furnish to Tenant, at no charge, two (2) keys to the Premises. Tenant shall pay a reasonable charge for any additional keys furnished by Landlord. Any card-keys issued by Landlord shall require payment upon such issuance of a refundable deposit in an amount reasonably determined by Landlord from time to time. Tenant shall not make or have made copies of any keys or card-keys furnished by Landlord. Tenant shall, upon the expiration or sooner termination of its tenancy, deliver to Landlord all of such keys and card-keys, together with any other keys relating to the Premises including, but not limited to, all keys to any vaults or safes to remain on the Premises. In the event of the loss of any of same, Tenant shall pay Landlord the cost thereof (less any deposit paid by Tenant) or the cost of changing the subject lock(s) or access device(s) if Landlord deems it necessary to make such change.

12. The toilet rooms, toilets, urinals, wash bowls, plumbing fixtures and other apparatus shall not be used for any purpose other than that for which they are constructed, and no foreign substance of any kind whatsoever shall be thrown therein. Any loss, cost or expense relating to any breakage, stoppage or damage resulting from any violation of this rule shall be borne by Tenant.

13. Tenant shall not use or keep in the Premises or the Building any kerosene, gasoline or flammable or combustible fluid or material, other than limited quantities necessary for the operation or maintenance of office equipment.

14. Tenant shall not use or keep, or permit to be used or kept, in or on the Premises any foul or noxious gas or substance, nor shall any animals or birds be brought to or kept in or on the Premises.

15. No cooking shall be done or permitted by Tenant on the Premises (except that private, noncommercial use by Tenant and its employees of Underwriters’ Laboratory-approved equipment for the preparation of coffee, tea, hot chocolate and similar beverages, and for the heating of foods, shall be permitted, provided that such equipment and use is in accordance with all applicable federal, state and city laws, codes, ordinances, rules and regulations), nor shall the Premises be used for lodging or sleeping purposes. If any portion of the Premises becomes infested with vermin or pests as a result of Tenant’s acts, Tenant, at its

Exhibit E - Page 2

sole cost and expense, shall cause such portion of the Premises to be exterminated by exterminators satisfactory to Landlord.

16. Except with the prior written consent of Landlord, in Landlord’s sole and absolute discretion, Tenant shall not sell, or permit the sale of, newspapers, magazines, periodicals, theatre tickets, liquor or tobacco or any other goods or merchandise in or on the Premises, nor shall Tenant carry on, or permit any employee or other person to carry on, the business of stenography, typewriting or any similar business in or on the Premises for the service or accommodation of others, nor shall the Premises be used for storage of merchandise (except for such storage incidental to the permitted use of the Premises) or for manufacturing of any kind or for the business of a public barber shop, beauty parlor or employment bureau, nor shall the Premises be used for any improper, immoral or objectionable purpose. No auction shall be held on the Premises.

17. If Tenant requires telegraphic, telephonic, burglar alarm or similar services, the equipment therefor shall be located entirely within the Premises and Tenant shall obtain permits and comply with Landlord’s instructions and applicable building codes with respect to the installation thereof. No wiring for any such services shall be installed in any return air plenum or through any fire-rated or sheer wall or duct shaft without the prior written consent of Landlord, in Landlord’s sole and absolute discretion, and, in any event, shall be contained in conduit or otherwise made of a material approved for use in return air plenums and similar spaces by the applicable regulatory authorities.

18. Landlord shall direct electricians as to where and how telephone, telegraph and electrical wires are to be introduced or installed. No boring or cutting for wires shall be allowed without the prior written consent of Landlord, not to be unreasonably withheld. The location of burglar alarms, telephones, call boxes and other office equipment affixed to the Premises shall be subject to the prior written consent of Landlord, not to be unreasonably withheld.

19. Tenant shall not install any radio or television antenna, satellite dish, loudspeaker or other device on the exterior walls or roof of the Building or elsewhere in the Project. Tenant shall not interfere with radio or television broadcasting or reception from or in the Building or elsewhere.

20. Tenant shall not lay linoleum, tile, carpet or any other floor covering so that same shall be affixed to the floor of the Premises in any manner, except as reasonably approved in advance in writing by Landlord. Any loss, cost or expense relating to any damage resulting from any violation of this rule or the removal of any floor covering shall be borne by Tenant.

21. (a) The freight elevator shall be available for use by Tenant, subject to such reasonable scheduling as Landlord, in its judgment, shall deem appropriate. No furniture, freight, equipment, materials, supplies, packages, merchandise or other property shall be received in the Building or carried up or down the elevators, except between such hours, and in such elevators, as shall be designated by Landlord.

(b) Tenant shall not place a load upon any floor of the Premises which exceeds the load per square foot which such floor was designed to carry and which is allowed by law. Landlord shall have the right to prescribe the weight, size and position of all safes, furniture or other heavy equipment brought into the Building, and Tenant shall bear the reasonable fees of any structural engineer hired by Landlord in connection therewith. Safes or other heavy objects shall, if considered necessary by Landlord, stand on wood strips of such thickness as determined by Landlord to be necessary to properly distribute the weight thereof. Landlord shall not be responsible for loss of or damage to any such safes or other heavy objects from any cause, and all damage done to the Building by moving or maintaining any of same shall be repaired at the expense of Tenant.

(c) Business machines and mechanical equipment belonging to Tenant which cause noise or vibration that may be transmitted to the structure of the Building or to any space therein to such a degree as to be objectionable to Landlord or to other tenants or occupants of the Building shall be placed and maintained by Tenant, at Tenant’s expense, on vibration eliminators or other devices sufficient to eliminate noise or vibration. Tenant shall bear the

Exhibit E - Page 3

reasonable fees of any acoustical or structural engineer hired by Landlord in connection therewith. The persons employed to move machines and equipment in or out of the Building must be acceptable to Landlord.

22. Tenant shall not mark, or drive nails or screw or drill into, the partitions, ceilings or floors of the Premises or in any way deface the Premises.

23. Tenant shall not install, maintain or operate on the Premises any vending machine without the prior written consent of Landlord, not to be unreasonably withheld.

24. There shall not be used in the Building any hand trucks, except those equipped with rubber tires and side guards, or any other material-handling equipment, except as reasonably approved in advance in writing by Landlord. No other vehicles of any kind or bicycles shall be brought into, or be kept in or about, the Premises.

25. Tenant shall store all of its trash and garbage within the interior of the Premises. No material shall be placed in trash boxes or receptacles if such material is of such a nature that it may not be disposed of in the ordinary and customary manner of removing and disposing of trash and garbage in the area of the Building and without violation of any law or ordinance governing such removal and disposal.

26. Canvassing, soliciting, distribution of handbills or any other written material, and peddling in the Building are prohibited, and Tenant shall cooperate to prevent same. Tenant shall not engage in office-to-office solicitation of business from other tenants or occupants of the Building.

27. Landlord shall have the right, exercisable without notice and without liability to Tenant, to change the name and address of the Building.

28. Landlord reserves the right to exclude or to expel from the Building any person who, in Landlord’s judgment, is intoxicated or under the influence of liquor or drugs or who is in violation of any of these Rules and Regulations.

29. (a) Except to identify its address, Tenant shall not use the name or logo of the Building or the Project in connection with, or in promoting or advertising, the business of Tenant, or otherwise.

(b) Landlord shall have the right to prohibit any advertising by Tenant which, in Landlord’s judgment, tends to impair the reputation of the Building or its desirability as an office building, and, upon written notice from Landlord, Tenant shall refrain from and discontinue such advertising.

30. Tenant shall comply with all safety, fire protection and evacuation procedures and regulations established by Landlord or any governmental agency.

31. Tenant assumes any and all responsibility for protecting the Premises from theft, robbery and pilferage by taking necessary steps including, but not limited to, keeping doors locked and other means of entry to the Premises closed.

32. The following shall apply with respect to the parking facilities of the Building:

(a) Access to selected areas of such parking facilities determined by Landlord from time to time shall be made available to monthly parkers at all hours.

(b) Automobiles must be parked entirely within the stall lines on the floor.

(c) All directional signs and arrows must be observed.

(d) The speed limit shall be five (5) miles per hour.

(e) Parking is prohibited in areas not striped for parking.

Exhibit E - Page 4

(f) Parking stickers, card-keys and any other devices or forms of identification supplied by Landlord (or its operator) shall remain the property of Landlord (or its operator). Such items must be displayed as requested and may not be mutilated in any manner. The serial numbers of such items may not be obliterated. Such items are not transferable or assignable, and any of same in the possession of an unauthorized holder shall be void. There shall be a replacement charge, as established by Landlord, for loss of any of such items.

(g) The fee for parking for each month shall be paid on or before the first (1st) day of such month. Failure to do so shall automatically cancel parking privileges for such month, and a charge at the prevailing daily rate shall be due. No deductions or allowances from the monthly fee for parking shall be made for days on which the parking facilities of the Building are not used.

(h) Tenant may validate visitor parking by such method(s) as Landlord may reasonably approve, at the validation rate from time to time generally applicable to visitor parking.

(i) Landlord (and its operator) may refuse to permit any person who violates these Rules and Regulations to use the parking facilities of the Building, and any such violation shall subject the vehicle of such person to removal at such person’s expense.

(j) Neither the manager nor the attendants of the parking facilities of the Building are authorized to make or allow any exceptions to these Rules and Regulations.

(k) All responsibility for any loss or damage to vehicles, or to any personal property therein, is assumed by the owners thereof.

(l) Loss or theft of parking identification devices shall be reported to the manager of the parking facilities of the Building immediately, and a report of such loss or theft shall be filed by the parker at that time.

(m) The parking facilities of the Building are for the sole purpose of parking one (1) vehicle per space. Washing, waxing, cleaning or servicing of any vehicle by the parker or his agents in such parking facilities is prohibited.

(n) Landlord (and its operator) reserves the right to refuse the issuance of parking identification devices to any tenant or employee thereof who shall not comply with these Rules and Regulations and all posted and unposted city, state or federal ordinances, laws and agreements.

33. The requirements of Tenant shall be attended to only upon application to the office of the Building by an authorized individual. Employees of Landlord shall not perform any work or do anything outside of their regular duties unless under special instructions from Landlord, and no such employees shall admit any person (Tenant or otherwise) to any office without specific instructions from Landlord.

34. Landlord may waive any of these Rules and Regulations for the benefit of any particular tenant or occupant of the Building, but no such waiver by Landlord shall be construed as a waiver of these Rules and Regulations with respect to any other tenant or occupant thereof.

35. Tenant shall cause its employees, contractors, agents, clients, customers, invitees and guests to comply with these Rules and Regulations, and shall acquaint same herewith.

Exhibit E - Page 5

INTENTIONALLY OMITTED

Exhibit F - Page 1

ADDENDUM

This Addendum is attached to and made a part of that certain Lease (“Lease”) dated June 28, 2004, by and between Century National Properties, Inc., a California corporation, as Landlord, and First Bank of Beverly Hills, F.S.B., a federal chartered savings institution, as Tenant, relating to premises located at 23901 Calabasas Road, Calabasas, California 91302. This Addendum shall supplement and amend the Lease, and the provisions set forth below shall supersede any inconsistent provisions set forth in the Lease. To the extent possible, the provisions set forth below have been numbered to coincide with the numbered sections of the Lease to which they relate. Except as may otherwise be specifically provided below, any terms used below which are defined in the Lease shall have their respective meanings set forth in the Lease.

ROOF TOP SATELLITE DISH ANTENNA LICENSE

Landlord hereby grants First Bank of Beverly Hills, F.S.B., a federal chartered savings institution, or its successors-in-interest, a non-exclusive and unassignable license to install, maintain, operate, and remove a satellite dish antenna (the “Dish”) on the roof of the Building, subject to Landlord’s reasonable prior written approval of the size, height, weight, color, location, and means of attachment and connection to the Premises. Landlord reserves unto it the right to use the Building roof for similar installations, and to issue other similar licenses at its sole discretion. Tenant agrees that no such other similar license or installation shall impose any liability unto Landlord in connection with the license rights granted herein; provided, that Landlord shall use commercially reasonable, good faith and diligent efforts to minimize interference with the reception and operation of the Dish by any other rooftop equipment or installations by Landlord or any other tenant or operator or owner of other similar satellite, microwave, or radio receiving or transmitting equipment located on or in the Building or the Project whose installation is subsequent to the later of the installation of the Dish or the Commencement Date; provided, that Landlord’s efforts shall be based upon the operating specifications for the Dish, which as of the Commencement Date are as set forth on Schedule 1 to this Addendum. All costs for installation, maintenance, operation, and removal regarding the Dish, including any necessary permits or structural engineer’s review for structural roof support, shall be Tenant’s responsibility. Any electric power required for the Dish shall be paid for by Tenant, either as determined by separate submeter, or as reasonably estimated by a licensed electrical engineer reasonably approved by Landlord. Any roof penetrations regarding the Dish, if required, shall be made by Landlord’s roofing contractor. Upon removal of the Dish by Tenant, the Building roof shall be restored to original condition at the time of installation (such restoration to be at Tenant’s sole cost). Except as specifically set forth herein, this license is for Tenant’s specific use and shall not confer any rights unto any other party for any other installation or use. Landlord reserves the right to revoke this license in the event of a breach by Tenant of the terms and conditions contained herein, or in the Lease, upon prior thirty (30) days written notice, and upon such revocation Tenant shall remove the Dish in compliance with this grammatical paragraph.

RIGHT OF FIRST OFFER

Provided (i) Tenant is not then in default under the Lease and (ii) Tenant is First Bank of Beverly Hilts, F.S.B., a federal chartered savings institution, Tenant shall have the right of first offer to lease Suites 1000 and 1010 during-the Lease term. Such space, if Tenant elects to lease same, shall be subject to the provisions and conditions of this Lease, including all rent hereunder, and such rent shall commence on the date which is ten (10) days after the date of Tenant’s notice electing to exercise such right of first offer. Tenant shall have ten (10) business days after its receipt of notice from Landlord that such space is available to exercise its right to lease such space, and if Tenant fails to give any notice to Landlord within such period, Tenant shall be deemed to have waived its right of first offer with respect to such space. If Tenant elects to lease such space, Tenant shall accept such space in its then “as is, where is, with all faults” condition, and Landlord shall have no obligation to perform any work in such space, or contribute any sum towards any work Tenant elects to perform in such space, except that Tenant shall receive from Landlord, upon satisfaction of (a) through (g) of Exhibit “C” attached to this Lease with respect to such space, an amount equal to $10.00 per usable square foot of Floor Area in such space. If Tenant takes such space, Base Direct Costs for the Premises shall be adjusted, as of the date possession thereof is delivered to Tenant, to include Base Direct Costs for such space.

Addendum - Page 1

Schedule 1

Operating Specifications for Tenant’s Dish

Addendum - Page 2